Exhibit 3.1

Industry Canada   Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

ENERKEM INC.	**445776-5**
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act.*

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

December 24, 2007 / le 24 décembre 2007

Date of Incorporation - Date de constitution

Canada

CANADA BUSINESS
CORPORATIONS ACT
FORM 1
ARTICLES OF INCORPORATION
(SECTION 6)

1 - **Name of the Corporation**

ENERKEM INC.

2 - **The province or territory in Canada where the registered office is situated**

Province of Québec

3 - **The classes and any maximum number of shares that the Corporation is authorized to issue**

See attached Annexe A forming an integral part hereto.

4 - **Restrictions, if any, on share transfers**

Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in section 7 of these Articles (entitled "Other provisions, if any") are complied with.

5 - **Number (or minimum and maximum number) of directors**

A minimum of one director and a maximum of ten directors.

6 - **Restrictions, if any, on the business the Corporation may carry on**

None.

7 - **Other provisions, if any**

(1) Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless

(a) such transfer is approved by the directors or shareholders as evidenced by a resolution of the directors or shareholders, as the case may be; or

(b) in the case of securities which are subject to restrictions on transfer contained in a security holders' agreement, such restrictions are complied with.

(2) The directors may appoint one or more additional directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8 - Incorporators

Name	Address
Gayle Noble	1155 René-Lévesque Boulevard West 40th Floor Montreal, Québec H3B 3V2

Date	**Signature**
December 20, 2007	Gayle Noble Gayle Noble

FOR DEPARTMENTAL USE ONLY

Corporation No. Filed

B CORP 24 DEC '07 09:25

ANNEXE A

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation shall consist of an unlimited number of Class A Common Shares (the “Class A Common Shares”), 15,678 Class B Common Shares (the “Class B Common Shares” together with the Class A Common Shares, the “Common Shares”), an unlimited number of Class A Preferred Shares, issuable in series (the “Class A Preferred Shares”), and an unlimited number of Class B Preferred Shares, issuable in series (the “Class B Preferred Shares” and together with the Class A Preferred Shares, the “Preferred Shares), all without par value, having the following rights, privileges, conditions and restrictions.

1.                                      CLASS A COMMON SHARES

1.1                               Voting Right.                      The holders of Class A Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class A Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

1.2                               Single Class.                       Except as otherwise provided in these Class A Common Share provisions or required by applicable law, the holders of Class A Common Shares will vote together with the holders of Class B Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

1.3                               Dividend.                                              Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class A Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class B Common Shares. Dividends declared on the Class A Common Shares will be payable in lawful money of Canada.

1.4                               Liquidation.                               Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Common Shares.

2.                                      CLASS B COMMON SHARES

2.1                               Voting Right.                      The holders of Class B Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class B Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

2.2                               Single Class.                       Except as otherwise provided in these Class B Common Share provisions or required by applicable law, the holders of Class B Common Shares will vote together with the holders of Class A Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

2.3                               Dividend.                                              Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class B Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class A Common Shares. Dividends declared on the Class B Common Shares will be payable in lawful money of the United States of America.

2.4                               Liquidation.                               Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Common Shares.

2.5                               Automatic Conversion. Each Class B Common Share shall be converted automatically into a number of fully paid and non-assessable Class A Common Share on a one for one basis immediately prior to the closing of a QIPO (as defined in Schedule 1, s. 1.24 hereto).

3.                                      CLASS A PREFERRED SHARES

3.1                               Directors’ Authority to Issue in One or More Series of Class A Preferred Shares. The directors of the Corporation may issue the Class A Preferred Shares at any time and from time to time in one or more series.

3.2                               Terms of Each Series of Class A Preferred Shares. Before the first shares of a particular series of Class A Preferred Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of

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redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

3.3                               First Shares of Each Series of Class A Preferred Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Canada Business Corporations Act) (the “Act”), articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

3.4                               Ranking of Class A Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of Class A Preferred Shares shall confer upon a series a priority over any other series of Class A Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class A Preferred Shares of each series shall rank on a parity with the Class A Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

3.5                               Priority. The Class A Preferred Shares shall be entitled to priority over the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

3.6                               Other Preferences. The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Corporation ranking junior to Class A Preferred Shares as may be determined in the case of such series of Class A Preferred Shares in accordance with Section 3.2.

3.7                               Participation. If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Class A Preferred Shares are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the

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claims of the holders of the Class A Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

3.8                               Conversion Right. The Class A Preferred Shares of any series may be made convertible into or exchangeable for Class A Common Shares.

4.                                      CLASS B PREFERRED SHARES

4.1                               Directors’ Authority to Issue in One or More Series of Class B Preferred Shares. The directors of the Corporation may issue the Class B Preferred Shares at any time and from time to time in one or more series.

4.2                               Terms of Each Series of Class B Preferred Shares. Before the first shares of a particular series of Class B Preferred Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

4.3                               First Shares of Each Series of Class B Preferred Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act), articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

4.4                               Ranking of Class B Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of Class B Preferred Shares shall confer upon a series a priority over any other series of Class B Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class B Preferred Shares of each series shall rank on a parity with the Class B Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary

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or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

4.5                               Priority. The Class B Preferred Shares shall be entitled to priority over the  Class A Preferred Shares, the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Class B Preferred Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

4.6                               Other Preferences. The Class B Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Corporation ranking junior to Class B Preferred Shares as may be determined in the case of such series of Class B Preferred Shares in accordance with Section 4.2.

4.7                               Participation. If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Class B Preferred Shares are not paid in full, the Class B Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class B Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

4.8                               Conversion Right. The Class B Preferred Shares of any series may be made convertible into or exchangeable for Class A Common Shares.

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Schedule 1

Series 1 Class A Preferred Shares

The first series of Class A Preferred Shares are designated as Series 1 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 1 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 1 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

For purposes of this Schedule 1, the following definitions shall apply:

1.1                               “Act” means the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2                               “Additional Common Shares” shall mean all Common Shares issued or deemed (including, under Subsection 2.5.5.2) to be issued by the Corporation after the Series 1 Class A Original Issue Date but prior to the closing of a QIPO, other than:

1.2.1                        Common Shares issued or issuable upon conversion of Class A Preferred Shares and Class B Preferred Shares;

1.2.2                        Common Shares issued or issuable as a dividend or distribution to the shareholders of the Corporation in accordance with the terms hereof;

1.2.3                        Common Shares issuable under any employee share option plan as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement then in force;

1.2.4                        Common Shares issued or issuable upon exercise of Options or Convertible Securities, including warrants, outstanding immediately preceding the Original Issue Date;

1.2.5                        Common Shares issued or issuable upon exercise of Convertible Securities (i) issued in connection with a bona fide loans, equipment leases or other debt financing transactions or to landlords or (ii) issued pursuant to a bona fide acquisition by the Corporation, in each case if (A) the relevant transaction was duly approved by the board of directors of the Corporation, and (B) the relevant transaction was not primarily for equity financing purposes; or

1.2.6                        in connection with any transaction for which adjustment is made under Subsections 2.5.5.6, 2.5.5.7 or 2.5.5.8 hereof.

1.3                               “Applicable Portion” shall mean, with respect to any holder of Series 1 Class A Preferred Shares, the Series 1 Class A Preferred Shares calculated by multiplying the aggregate number of Series 1 Class A Preferred Shares held by such holder immediately prior to a Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

1.4                               “As Converted Basis” shall mean that all shares convertible into Class A Common Shares outstanding at that time will be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Class A Common Shares and the Class A Common Shares issuable as a result thereof will be deemed to have been issued and to form part of the holdings of the person entitled to receive such Class A Common Shares. For greater certainty, As Converted Basis shall not include Class A Common Shares issuable pursuant to the exercise of any Options outstanding or held by any person or any Options issued under the Corporation’s stock option plan.

1.5                               “Asset Sale” shall mean a sale or license of all or substantially all intellectual property or the enterprise of the Corporation or the sale of all or substantially all of the assets or enterprise of the Corporation.

1.6                               “Automatic Conversion Date” shall have the meaning ascribed thereto in Section 2.5.4.

1.7                               “Available Proceeds” shall mean the proceeds of any Change of Control available for distribution, directly or indirectly (including, via dividend, redemption of shares, reduction of stated capital or otherwise), to the shareholders of the Corporation.

(a)                                  “Biofuels Division” means the business and operations of Enerkem Technologies Inc. (other than the business and operations of the Oil Division), including all operations relating to the transformation of biomasses into various gas and biofuels, the whole as determined immediately prior to the closing of the transactions implementing the butterfly transaction described in the advance income tax ruling received by Enerkem Technologies Inc. from Canada Revenue Agency dated December 19, 2007.

1.8                               “Biofuels Percentage” means the percentage represented by the net fair market value of the business properties of the Biofuels Division over the combined net fair market value of the business properties of the Oil Division and the Biofuels Division.

1.9                               “Change of Control” shall mean:

(i) any acquisition of the Corporation by means of merger, amalgamation, arrangement, compromise or other form of corporate reorganization as a result of which the shareholders of the Corporation immediately prior to such event do not hold a majority of the outstanding shares or interest of the surviving company or entity and as a result of which outstanding shares of the Corporation are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring company, entity or its subsidiary (other than a mere re-incorporation transaction), or any transaction or series of transactions to which the Corporation is a party in which in excess 50% of voting power in the Corporation is transferred; (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of the outstanding shares of the Corporation in which the shareholders immediately prior to such event do not hold a majority of the outstanding shares of the Corporation immediately after such event (other than an event occurring under Section 2.5.3 or in the course of a corporate reorganization which has been approved by a Class A Special Majority).

1.10                        “Class A Preferred Shareholders” shall mean holders of Class A Preferred Shares.

1.11                        “Class A Special Majority” shall mean the holders of a majority of Class A Preferred Shares.

1.12                        “Class A Common Shares” shall mean the Class A Common Shares in the share capital of the Corporation.

1.13                        “Class B Common Shares” shall mean the Class B Common Shares in the share capital of the Corporation.

1.14                        “Common Shares” shall mean the Class A Common Shares and the Class B Common Shares in the share capital of the Corporation.

1.15                        “Consideration per Share” shall have the meaning ascribed thereto in Section 2.5.5.5.

1.16                        “Conversion Price” shall mean the conversion price at which Class A Common Shares shall be deliverable upon conversion of Series 1 Class A Preferred Shares, without payment of additional consideration by the holder thereof.

1.17                        “Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants, subscription rights or other securities directly or indirectly (and with or without consideration) convertible into or exchangeable or exercisable for Class A Common Shares.

1.18                        “Distribution of Assets” shall mean a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any other distribution to its shareholders of all or substantially all of the assets of the Corporation.

1.19                        “Liquidation Preference” shall have the meaning ascribed thereto in Section 2.7.

1.20                        “Offered Securities” shall mean a number of Additional Common Shares set aside by the board of directors for purchase by holders of Series 1 Class A Preferred Shares in connection with a Qualified Financing, for a maximum amount of

$5,000,000 in the aggregate.

1.21                        “Oil Division” means the business and operations of Enerkem Technologies Inc. relating exclusively to the transformation of oil byproducts into various gas and biofuels, as determined immediately prior to the closing of the transactions implementing the butterfly transaction described in the advance income tax ruling received by Enerkem Technologies Inc. from Canada Revenue Agency dated December 19, 2007.

1.22                        “Options” shall mean rights, options or warrants, in all cases whether conditional or not, to subscribe for or otherwise acquire Class A Common Shares or Convertible Securities but excludes the options issued or issuable under any employee share option plan as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement to which the Corporation and the Preferred Shareholders are a party;

1.23                        “Pro Rata Amount” shall mean , with respect to any holder of Series 1 Class A Preferred Shares, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the Series 1 Class A Preferred Shares owned by such holder, and the denominator of which is equal to the aggregate number of Series 1 Class A Preferred Shares, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the board of directors of the Corporation and applied on a pro rata basis to all holders of Series 1 Class A Preferred Shares. Notwithstanding the foregoing, no holder of Series 1 Class A Preferred Shares shall be required to purchase more than such holder’s Pro Rata Amount of $5,000,000 after the Series 1 Class A Original Issue Date.

1.24                        “QIPO” shall mean any offering or offerings under a receipted prospectus under the Securities Act (Québec), as amended, or similar document filed under other applicable securities laws in Canada or the United States, pursuant to which the Class A Common Shares are offered for sale and sold to the public at a price per share of at least three times (3x) the Series 1 Class A Original Issue Price paid for any outstanding Series 1 Class A Preferred Share (as adjusted for stock dividends, stock splits, consolidations and similar events including any such event that occurs in conjunction with such offering) and pursuant to which the Class A Common Shares are listed on the Toronto Stock Exchange, the New York Stock Exchange or are quoted on the NASDAQ national market system or any combination thereof the gross proceeds of which (including treasury and secondary shares) are at least $17,000,000 (being approximately equal to $30,000,000 multiplied by the Biofuels Percentage).

1.25                        “Qualified Financing” shall mean any portion of a financing involving the issuance or sale of Offered Securities after the Series 1 Class A Original Issue Date that the board of directors of the Corporation and a Class A Special Majority determine in good faith must be purchased pro rata among the holders of Series 1 Class A Preferred Shares. Notwithstanding the foregoing, no holder of

Series 1 Class A Preferred Shares shall be required to purchase more than such holder’s Pro Rata Amount of $5,000,000 after the Series 1 Class A Original Issue Date.

1.26                        “Redemption Date” shall have the meaning ascribed thereto in Section 2.8.2.

1.27                        “Redemption Period” shall have the meaning ascribed thereto in Section 2.8.1.

1.28                        “Redemption Value” shall have the meaning ascribed thereto in Section 2.8.

1.29                        “Series 1 Class A Initial Conversion Price” shall have the meaning ascribed thereto in Section 2.5.

1.30                        “Series 1 Class A Original Issue Date” shall mean the date on which the Series 1 Class A Preferred Shares are first issued;

1.31                        “Series 1 Class A Original Issue Price” shall mean $29.09 (being $52.37 multiplied by the Biofuels Percentage);

1.32                        “Series 1 Class A Preferred Shares” shall mean the Series 1 Class A Preferred Shares in the capital of the Corporation;

1.33                        “Shareholders’ Agreement” shall mean the Shareholders Agreement dated on or about the date of these articles, between the Corporation and its shareholders as amended and/or restated from time to time.

1.34                        “Shares” shall mean the shares in the capital of the Corporation.

1.35                        “Shares Affiliate” shall mean, with respect to any holder of Series 1 Class A Preferred Shares, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder or (in the case of a private equity fund) the fund manager managing such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member of which is controlled by or under common control with one or more general partners of such holder or shares the same management company (or an affiliate thereof) with such holder.

1.36                        “Special Mandatory Conversion” shall have the meaning ascribed thereto in Section 2.6.1.

2.                                      SERIES 1 CLASS A PREFERRED SHARES

A.                                    Rights Pertaining to Votes and Dividends

2.1                               Voting Right.                      The holders of Series 1 Class A Preferred Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat.

2.2                               Number of Votes.  Each Series 1 Class A Preferred Share entitles the holder to the number of votes per share equal to the number of Class A Common Shares into which such Series 1 Class A Preferred Share is convertible under this Schedule 1 as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any consent of shareholders is solicited.

2.3                               Single Class.                       Except as otherwise provided in this Schedule 1 or required by applicable law, the holders of Series 1 Class A Preferred Shares will vote together with the holders of Common Shares as a single class on all matters submitted to a vote or consent of shareholders.

2.4                               Dividend. The holders of Series 1 Class A Preferred Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably, on an As Converted Basis, with the holders of Common Shares. For greater certainty, no dividend shall be paid on the Common Shares unless the dividends are at the same time declared and paid on the Class A Preferred Shares.

B.                                    Conversion Rights and Anti-dilution Provisions

2.5                               Conversion. Subject to the terms and conditions hereof, each Series 1 Class A Preferred Share shall be convertible into such number of fully paid and non-assessable Class A Common Shares as determined by dividing the Series 1 Class A Original Issue Price paid for such Series 1 Class A Preferred Shares, by the Conversion Price in effect at the time of conversion, which shall at the outset be equal to the Series 1 Class A Original Issue Price (the “Initial Conversion Price”). Such Initial Conversion Price shall be subject to adjustment from time to time to reflect any shares split, subdivisions, recapitalization or the like with respect to such Series 1 Class A Preferred Shares or as otherwise set forth in this Section 2.5.

2.5.1                        Optional Conversion. Each holder of Series 1 Class A Preferred Shares shall have the right, at any time and from time to time, at the holder’s discretion, to convert each of its Series 1 Class A Preferred Shares into fully paid and non-assessable Class A Common Shares at the then effective applicable Conversion Price.

2.5.2                        Mechanics of Optional Conversion. The conversion privilege shall be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Series 1 Class A Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the holder of the Series 1 Class A Preferred Shares in respect of which such right is being exercised and shall specify the number of Series 1 Class A Preferred Shares which the holder desires to have converted. Upon receipt of such notice by the Corporation, the Series 1 Class A Preferred Shares specified in the notice shall be irrevocably cancelled and the corresponding Class A Common Shares issued, and the Corporation shall issue certificates representing fully paid Class A Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the Series 1 Class A Preferred Shares to be converted (the “Conversion Date”), and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Class A Common Shares as of the close of business on such date. If the conversion is in connection with (i) the closing of any public offering (other than a QIPO), or with (ii) a Change of Control, the conversion may, at the option of the holder tendering the Series 1 Class A Preferred Shares for conversion, be conditional upon the closing of the sale of securities under such public offering or under such Change of Control, as the case may be, in which event the person entitled to receive the Class A Common Shares issuable upon such conversion shall not be treated as the holder of record of such Class A Common Shares until immediately prior to the closing of such sale of securities under such public offering or under such Change of Control. If fewer than all of the Series 1 Class A Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Series 1 Class A Preferred Shares representing the shares comprised in the original certificate which are not to be converted.

All Series 1 Class A Preferred Shares that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive Class A Common Shares in exchange therefor. Any Series 1 Class A Preferred Shares so converted shall be retired and cancelled.

No fractional Class A Common Shares shall be issued upon conversion of the Series 1 Class A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay in cash an amount equal to such fraction multiplied by the then effective Conversion Price.

2.5.3                        Automatic Conversion. Each Series 1 Class A Preferred Share shall be converted automatically into a number of fully paid and non-assessable Class A Common Shares at the then applicable Conversion Price (a) immediately prior to the closing of a QIPO; or (b) upon the written consent of a Class A Special Majority.

2.5.4                        Mechanics of Automatic Conversion. Upon the occurrence of an automatic conversion trigger event as set out in Section 2.5.3 all the then outstanding Series 1 Class A Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series 1 Class A Preferred Shares being converted shall be given written notice of the occurrence of an event specified in Section 2.5.3 including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the Class A Common Shares issuable upon such conversion unless certificates evidencing such Series 1 Class A Preferred Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Automatic Conversion Date, all rights with respect to the Series 1 Class A Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Class A Common Shares into which such Series 1 Class A Preferred Shares have been converted. Upon the automatic conversion of the Series 1 Class A Preferred Shares, the holders of such Series 1 Class A Preferred Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Class A Common Shares into which the Series 1 Class A Preferred Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made immediately prior to the effectiveness of the registration statement or prospectus covering such sale of securities in the case of a QIPO or upon the approval of the Class A Special Majority.

2.5.5                        Adjustment to Conversion Price (Anti-Dilution Adjustments)

2.5.5.1                                  No Adjustment in Conversion Price. No adjustment in the number of Class A Common Shares into which the Series 1 Class A Preferred Shares are convertible shall be made, by adjustment to the applicable Conversion Price thereof, unless the Consideration per Share (determined under Subsection 2.5.5.5) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Common

Shares or unless specifically provided in these articles;

2.5.5.2                                  Issue of Options and Convertible Securities Deemed Issued as Additional Common Shares. If the Corporation at any time or from time to time after the Series 1 Class A Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of Class A Common Shares (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange or exercise of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue; provided, however, that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined under Subsection 2.5.5.5 hereof) of such Additional Common Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, and further provided that in any such case in which Additional Common Shares are deemed to be issued:

2.5.5.2.1                                   no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange or exercise of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange or exercise such Convertible Securities, without such right being exercised, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Class A Common Shares issuable thereunder shall no longer be deemed to be outstanding; and

2.5.5.2.2                                   if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Class A Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment under this Subsection 2.5.5.2.2 shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any other issuance of Additional Common Shares between the original adjustment date and such readjustment date.

2.5.5.3                                  Adjustment of Conversion Price Upon Issuance of Additional Common Shares. If the Corporation shall issue Additional Common Shares (including Additional Common Shares deemed to be issued under Subsection 2.5.5.2), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price for all Series 1 Class A Preferred Shares shall be reduced, concurrently with such issuance, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to (A) the numerator of which shall be (i) the number of Class A Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (ii) the number of Class A Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such then-existing Conversion Price, and (B) the denominator of which shall be the number of Class A Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Common Shares so issued. For the purposes of the preceding sentence, the number of Class A Common Shares deemed to be outstanding as of a given date shall be the sum of (X) the number of Class A Common Shares outstanding, (Y) the number of Class A Common Shares into which the then outstanding Series 1 Class A Preferred Shares could be converted if fully converted immediately prior to such issuance or transaction and (Z) the number of Class A Common Shares into which the then outstanding Convertible Securities are convertible, exchangeable or exercisable.

2.5.5.4                                  Adjustment for Change of Control. In the event (a) of a Change of Control where (b) each holder of Series 1 Class A Preferred Shares does not or would not, pursuant to the application of Section 2.9 or otherwise, receive from such

Change of Control an amount which, or a number of shares the value of which, is at least equal to the amount it would have received under Section 2.7 had the consideration paid for the Change of Control been paid as a Distribution of Assets to the Shareholders, then, unless waived by a Class A Special Majority, the Conversion Price for each of the Series 1 Class A Preferred Shares shall be adjusted so as to ensure that the holders of Series 1 Class A Preferred Shares receive, prior to or contemporaneously with the Change of Control, upon conversion thereof that number of Class A Common Shares which will provide to the holders of Series 1 Class A Preferred Shares participating in the Change of Control, upon the Change of Control, that amount which the holders of the Series 1 Class A Preferred Shares would have received under Section 2.7 if the Change of Control had been a Distribution of Assets. The Corporation shall give each holder of Series 1 Class A Preferred Shares written notice 15 business days prior to the closing of such Change of Control. Such notice shall describe the provisions of this Subsection 2.5.5.4.

2.5.5.5                                  Determination of Consideration. For purposes of this Subsection 2.5.5, the “Consideration per Share” shall mean the per share consideration received by the Corporation for the issue of any Additional Common Shares and shall be computed as follows:

2.5.5.5.1                                   Cash and Property. Such consideration —

(a)          insofar as it consists of cash — shall be computed at the aggregate of cash received by the Corporation;

(b)         insofar as it consists of property other than cash - shall be computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of the Corporation; and

(c)          in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both — shall be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as determined in good faith by the board of directors;

provided, however, that if a Class A Special Majority object to any determination by the board of directors within ten days of receiving notice of such determination, the fair market value will be determined by an independent appraiser mutually agreeable to the board of directors and a Class A Special Majority whose decision is final and binding on all Shareholders.

2.5.5.5.2                                   Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued under Subsection 2.5.5.2, relating to Options and Convertible Securities, shall be determined by dividing

(x)                                   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange or exercise of such Convertible Securities, by

(y)                                 the maximum number of Class A Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities.

2.5.5.6                                  Adjustment for Consolidation of Common Shares. Notwithstanding Subsection 2.5.5.1 if, at any time after the Series 1 Class A Original Issue Date the number of Class A Common Shares outstanding is decreased by a consolidation of the outstanding Class A Common Shares, then on the date of such combination, the applicable Conversion Price shall be increased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class A Preferred Share shall be decreased in proportion to such decrease in outstanding Class A Common Shares.

2.5.5.7                                  Adjustment for Splits, Other Distributions, Etc. If the Corporation shall at any time after the Series 1 Class A Original Issue Date fix a record date for the subdivision or split-up of Class A Common Shares, then on the date of such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class A Preferred Share shall be increased in proportion to such increase in outstanding shares. In the event the Corporation shall after the Series 1 Class A Original Issue Date declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding dividends) or options or rights not referred to in Subsection 2.5.5.2, then, in each such case for the purposes of this Subsection 2.5.5.7, but subject to Section 2.4, the holders of Series 1 Class A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Class A Common Shares of the Corporation into which their Series 1 Class A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Class A Common Shares of the Corporation entitled to receive such distribution.

2.5.5.8                                  Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another company (other than a subdivision or combination provided for elsewhere in this Section 2.5.5) each Series 1 Class A Preferred Share shall thereafter be convertible into the kind and number of shares or other securities or property to which a holder of the number of Class A Common Shares deliverable upon conversion of such Series 1 Class A Preferred Share would have been entitled upon such consolidation, recapitalization or merger; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of the provisions in this Section 2.5.5 set forth with respect to the rights and interest thereafter of the holders of Series 1 Class A Preferred Shares, to the end that the provisions set forth in this Section 2.5.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series 1 Class A Preferred Shares.

2.5.5.9                                  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price under this Section 2.5.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 1 Class A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Class A Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of Class A Common Shares which then would be received upon the conversion of the Series 1 Class A Preferred Shares held by such holder.

2.5.5.10                            No Impairment. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.5.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series 1 Class A Preferred Shares against impairment. This shall not, however, be interpreted as preventing the Corporation from complying with any decision taken in accordance with the Shareholders Agreement.

2.6                               Special Mandatory Conversion.

2.6.1                        Trigger Event. In the event that any holder of Series 1 Class A Preferred Shares does not participate in a Qualified Financing by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each holder of Series 1 Class A Preferred Shares at least 10 day written notice of the Qualified Financing and the opportunity to purchase its Pro Rata Amount), such holder’s Pro Rata Amount, then the Applicable Portion of the Series 1 Class A Preferred Shares held by such holder shall automatically, and without any further action on the part of such holder, be converted into Class A Common Shares at the Conversion Price in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. For purposes of determining the number of Series 1 Class A Preferred Shares owned by a holder, and for determining the number of Offered Securities a holder of Series 1 Class A Preferred Shares has purchased in a Qualified Financing, all

Series 1 Class A Preferred Shares held by Shares Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Shares Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion”.

2.6.2                        Procedural Requirements. Upon a Special Mandatory Conversion, each holder of Series 1 Class A Preferred Shares converted pursuant to Section 2.6.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such Series 1 Class A Preferred Shares pursuant to this Section 2.6. Upon receipt of such notice, each holder of such Series 1 Class A Preferred Shares shall surrender its certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series 1 Class A Preferred Shares converted pursuant to Subsection 2.6.1, including the rights, if any, to receive notices and vote (other than as a holder of new shares), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 2.6.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificates (or lost certificate affidavit and agreement) for Series 1 Class A Preferred Shares so converted, the Corporation shall issue and deliver to such holder, or to its nominees, certificates for the number of full Class A Common Shares issuable on such conversion in accordance with the provisions hereof and the payment of any declared but unpaid dividends on the Series 1 Class A Preferred Shares converted.

C.                                    Distribution of Assets

2.7                               Liquidation Preference. In the event of a Distribution of Assets, the assets of the Corporation will be distributed as follows (the “Liquidation Preference”) unless waived by a Class A Special Majority:

2.7.1                        for each Series 1 Class A Preferred Share held, the holders of Series 1 Class A Preferred Shares shall be entitled to receive, in priority to any distribution of the assets of the Corporation to the holders of the other classes of shares of the Corporation ranking junior to the Class A Preferred Shares, out of the assets of the Corporation legally available for distribution to the holders of Shares, an amount equal to one time (1x) the Series 1 Class A Original Issue Price plus any declared but unpaid dividends for such Series 1 Class A Preferred Share. If all assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series 1 Class A Preferred Shares of all amounts so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed rateably among the holders of Series 1 Class A Preferred Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive;

2.7.2                        after payment has been made in full in accordance with Section 2.7.1, then any assets remaining available for distribution will be distributed rateably to the holders of Common Shares and Series 1 Class A Preferred Shares, on an As Converted Basis.

D.                                    Sale of Assets

2.8                               Redemption in Cases of Sales of Assets. In the event of an Asset Sale, if a Class A Special Majority is obtained, all the Series 1 Class A Preferred Shares shall be redeemed for a consideration per share (the “Redemption Value”) equal to the amount to which the holders thereof would have been entitled under Section 2.7, in accordance with the provisions of this Section 2.8.

2.8.1                        Demand for Redemption. The demand for the redemption (the “Redemption Notice”) of all the Series 1 Class A Preferred Shares shall be signed by the holders of record of a Class A Special Majority and given to the secretary of the Corporation and all holders of Series 1 Class A Preferred Shares within 60 days of the Asset Sale;

2.8.2                        Mechanism of Redemption. At the latest, on the tenth business day following the date of receipt of the demand for redemption (the “Redemption Date”), the Corporation shall proceed with the redemption of all of the Series 1 Class A Preferred Shares, and the holders thereof shall receive payment of the entire portion of the Redemption Value of the Series 1 Class A Preferred Shares which the Corporation may pay without contravening the provisions of Section 35 of the Act and shall surrender the certificates representing such shares (or, if any registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate).

2.8.3                        Cancellation of the Redeemed Shares. On the Redemption Date all of the Series 1 Class A Preferred Shares shall be deemed to be irrevocably cancelled, and the holders of such Series 1 Class A Preferred Shares shall cease to benefit from the rights attached to such shares, except the right to receive payment of the Redemption Value.

2.8.4                        Balance of the Payment of the Redemption Value. The holders of Series 1 Class A Preferred Shares with respect to which the Redemption Value has not been fully paid on the Redemption Date shall be entitled to be paid the balance of the Redemption Value.

2.8.5                        Notice. If the Corporation does not or cannot pay part or all of the Redemption Value of the Series 1 Class A Preferred Shares, including by reason of the financial tests contained in the Act,

2.8.5.1                                  it shall give notice of the monies available for redemption to the holders of Series 1 Class A Preferred Shares at the latest within the 10 days following the receipt of the Redemption Notice; and

2.8.5.2                                  monies legally available for redemption shall be used to pay the Redemption Value rateably among the holders of Series 1 Class A Preferred Shares.

E.                                      Change of Control

2.9                               Liquidation Preference on Change of Control. For greater certainty and without affecting the application of Subsection 2.5.5.4 and unless waived by a Class A Special Majority, in the event of a Change of Control, (i) the holders of Series 1 Class A Preferred Shares shall be entitled to receive out of the Available Proceeds, for each Series 1 Class A Preferred Share held, regardless of any other dispositions among the parties and in priority to and in preference to any distribution to the holders of Common Shares, an amount equal to the Series 1 Class A Original Issue Price plus all declared but unpaid dividends; and (ii) once all amounts payable to the holders of Series 1 Class A Preferred Shares under paragraph (i) of this Section 2.9 have been paid, then any remaining Available Proceeds received as part of the Change of Control shall be distributed rateably, on an As Converted Basis, among all the holders of Common Shares and Series 1 Class A Preferred Shares.

The Corporation shall adopt the method of distribution that is the most tax efficient for the Series 1 Class A Preferred Shareholders approved by the Class A Special Majority.

F.                                     General

2.10                        Notice. In the event:

2.10.1                  that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right;

2.10.2                  that the Corporation subdivides or combines its outstanding Common Shares;

2.10.3                  of any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares or a share dividend or share distribution thereon), or of any consolidation or merger of the Corporation into or with another company, or of the sale of all or substantially all of the assets or the enterprise of the Corporation; or

2.10.4                  of the involuntary or voluntary dissolution, liquidation, or winding-up of the Corporation; or

2.10.5                  of any Distribution of Assets, any Asset Sale or any Change of Control,

then the Corporation shall cause to be filed at its registered office and shall cause to be mailed to the holders of Series 1 Class A Preferred Shares at their last addresses as shown on the records of the Corporation, at least 10 days prior to the record date specified in a) below or 30 days before the date specified in b) below, a notice stating:

(a)          the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(b)         the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, Distribution of Assets, Asset Sale or Change of Control is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up.

Industry Canada — Industrie Canada

Certificate of Amendment — **Certificat de modification**

Canada Business Corporations Act — **Loi canadienne sur les sociétés par actions**

ENERKEM INC. — **445776-5**

Name of corporation-Dénomination de la société — Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:
a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☑	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

April 1, 2008 / le 1 avril 2008

Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada
Corporations Canada | Corporations Canada

Form 4

Articles of Amendment

*(Section 27 or 177 of the **Canada Business Corporations Act (CBCA)**)*

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the adotion of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-based NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA)

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6)

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

ENERKEM INC.

2 Corporation number

445776-5

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)

C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

Section 3 of the articles of incorporation are hereby deleted and replaced with the provisions of the attached Schedule A, forming an integral part of these articles of amendment.

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

[signature]
SIGNATURE

VINCENT CHORNET
PRINT NAME

(514) -875-0284
TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 3069 (2008/12)

RECEIVED TIME APR. 1. 12:12PM

ANNEXE A

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation shall consist of an unlimited number of Class A Common Shares (the “Class A Common Shares”), 15,678 Class B Common Shares (the “Class B Common Shares”), an unlimited number of Class C Common Shares (the “Class C Common Shares”), an unlimited number of Class D Common Shares (the “Class D Common Shares” and, together with the Class A Common Shares, the Class B Common Shares and the Class C Common Shares, the “Common Shares”), an unlimited number of Class A Preferred Shares, issuable in series (the “Class A Preferred Shares”), and an unlimited number of Class B Preferred Shares, issuable in series (the “Class B Preferred Shares” and together with the Class A Preferred Shares, the “Preferred Shares”), all without par value, having the following rights, privileges, conditions and restrictions.

1.                                      CLASS A COMMON SHARES

1.1                               Voting Right. The holders of Class A Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class A Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

1.2                               Single Class. Except as otherwise provided in these Class A Common Share provisions or required by applicable law, the holders of Class A Common Shares will vote together with the holders of Class B Common Shares, the holders of Class D Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

1.3                               Class Vote. The holders of Class A Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Canada Business Corporation Act (the “Act”), or any successor provisions.

1.4                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class A Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class B Common Shares and Class C Common Shares.  Dividends declared on the Class A Common Shares will be payable in lawful money of Canada.

1.5                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares and the Class D Common Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the

Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Class A Common Shares, Class B Common Shares and Class C Common Shares.

2.                                      CLASS B COMMON SHARES

2.1                               Voting Right. The holders of Class B Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class B Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

2.2                               Single Class. Except as otherwise provided in these Class B Common Share provisions or required by applicable law, the holders of Class B Common Shares will vote together with the holders of Class A Common Shares, the holders of Class D Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

2.3                               Class Vote. The holders of Class B Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.4                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class B Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class A Common Shares and Class C Common Shares. Dividends declared on the Class B Common Shares will be payable in lawful money of the United States of America.

2.5                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares and the Class D Common Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Class A Common Shares, Class B Common Shares and Class C Common Shares.

2.6                               Automatic Conversion. Each Class B Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share immediately prior to the closing of a QIPO (as defined in Schedule 1 hereto).

3.                                      CLASS C COMMON SHARES

3.1                               Voting Right. Subject to the provisions of the Act or as otherwise expressly

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provided herein, the holders of Class C Common Shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

3.2                               Class Vote. The holders of Class C Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

3.3                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class C Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class A Common Shares and Class B Common Shares. Dividends declared on the Class C Common Shares will be payable in lawful money of Canada.

3.4                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares and the Class D Common Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Class A Common Shares, Class B Common Shares and Class C Common Shares.

3.5                               Conversion at the option of the Corporation. Each Class C Common Share may be converted at any time, upon written notice from the Corporation to the holder thereof, into one fully paid and non-assessable Class A Common Share.

4.                                      CLASS D COMMON SHARES

4.1                               Voting Right. The holders of Class D Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class D Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

4.2                               Single Class. Except as otherwise provided in these Class D Common Share provisions or required by applicable law, the holders of Class D Common Shares will vote together with the holders of Class A Common Shares, the holders of Class B Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

4.3                               Class Vote. The holders of Class D Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any

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successor provisions.

4.4                               Dividend. The holders of Class D Common Shares shall not be entitled to receive dividends.

4.5                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Class D Common Shares shall be entitled to receive for each Class D Common Share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of Class A Common Shares, Class B Common Shares and Class C Common Shares, an amount equal to $0.01 per share but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

4.6                               Automatic Conversion. Each Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the applicable vesting schedule, as set forth in the description of each series of Class D Common Shares. No fractional Class A Common Shares shall be issued upon conversion of the Class D Common Shares; fractionally vested shares shall be carried forward to subsequent vesting periods until such vested fractions form a whole Class A Common Share.

4.7                               Conversion at the option of the Corporation. Each Class D Common Share may be converted at any time, upon written notice from the Corporation to the holder thereof, into one fully paid and non-assessable Class A Common Share.

4.8                               Directors’ Authority to Issue in One or More Series of Class D Common Shares. The directors of the Corporation may issue the Class D Common Shares at any time and from time to time in one or more series.

4.9                               Terms of Each Series of Class D Common Shares. Before the first shares of a particular series of Class D Common Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, the vesting schedule pursuant to which such Class D Common Shares will be converted automatically into Class A Common Shares.

4.10                        First Shares of Each Series of Class D Common Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

4.11                        Ranking of Class D Common Shares. No rights, privileges, restrictions or conditions attaching to a series of Class D Common Shares shall confer upon a series a priority over any other series of Class D Common Shares in respect of the

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payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation. The Class D Common Shares of each series shall rank on a parity with the Class D Common Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

4.12                        Class D Common Shares, Series 1. The first series of Class D Common Shares are designated as Series 1 Class D Common Shares. The Corporation is authorized to issue 919 Series 1 Class D Common Shares. The holders of Series 1 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 1 Class D Common Shares as a class, each Series 1 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 229 Series 1 Class D Common Shares shall be converted into Class A Common Shares on January 1, 2009 and thereafter, the remaining Series 1 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the first day of each month.

4.13                        Class D Common Shares, Series 2. The second series of Class D Common Shares are designated as Series 2 Class D Common Shares. The Corporation is authorized to issue 24,184 Series 2 Class D Common Shares. The holders of Series 2 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 2 Class D Common Shares as a class, each Series 2 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 6,046 Series 2 Class D Common Shares shall be converted into Class A Common Shares on November 1, 2008 and thereafter, the remaining Series 2 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the first day of each month.

4.14                        Class D Common Shares, Series 3. The third series of Class D Common Shares are designated as Series 3 Class D Common Shares. The Corporation is authorized to issue 7,943 Series 3 Class D Common Shares. The holders of Series 3 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(4) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 3 Class D Common Shares as a class, each Series 3 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: equal amounts of Series 3 Class D Common Shares shall be converted into Class A Common Shares every 3 months beginning on the 3 month anniversary of  the issuance of the Series 3

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Class D Common Shares and ending on the 36 month anniversary of  the issuance of the Series 3 Class D Common Shares.

4.15                        Class D Common Shares, Series 4. The fourth series of Class D Common Shares are designated as Series 4 Class D Common Shares. The Corporation is authorized to issue 5,972 Series 4 Class D Common Shares. The holders of Series 4 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 4 Class D Common Shares as a class, each Series 4 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 1,493 Series 4 Class D Common Shares shall be converted into Class A Common Shares on September 11, 2008 and thereafter, the remaining Series 4 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the 11th day of each month.

4.16                        Class D Common Shares, Series 5. The fifth series of Class D Common Shares are designated as Series 5 Class D Common Shares. The Corporation is authorized to issue 2,986 Series 5 Class D Common Shares. The holders of Series 5 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 5 Class D Common Shares as a class, each Series 5 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 746 Series 5 Class D Common Shares shall be converted into Class A Common Shares on October 1, 2008 and thereafter, the remaining Series 5 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the 1st  day of each month.

4.17                        Class D Common Shares, Series 6. The sixth series of Class D Common Shares are designated as Series 6 Class D Common Shares. The Corporation is authorized to issue 978 Series 6 Class D Common Shares. The holders of Series 6 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 6 Class D Common Shares as a class, the Series 6 Class D Common Shares shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 244 Series 6 Class D Common Shares shall be converted into Class A Common Shares on January 1, 2009 and thereafter, the remaining Series 6 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 24 months on the 1st day of each month.

5.                                      CLASS A PREFERRED SHARES

5.1                               Directors’ Authority to Issue in One or More Series of Class A Preferred Shares. The directors of the Corporation may issue the Class A Preferred Shares

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at any time and from time to time in one or more series.

5.2                               Terms of Each Series of Class A Preferred Shares. Before the first shares of a particular series of Class A Preferred Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

5.3                               Class Vote. The holders of Class A Preferred Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

5.4                               First Shares of Each Series of Class A Preferred Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act), articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

5.5                               Ranking of Class A Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of Class A Preferred Shares shall confer upon a series a priority over any other series of Class A Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class A Preferred Shares of each series shall rank on a parity with the Class A Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

5.6                               Priority. The Class A Preferred Shares shall be entitled to priority over the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the

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event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

5.7                               Other Preferences. The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Corporation ranking junior to Class A Preferred Shares as may be determined in the case of such series of Class A Preferred Shares in accordance with Section 5.2.

5.8                               Participation. If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Class A Preferred Shares are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class A Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

5.9                               Conversion Right. The Class A Preferred Shares of any series may be made convertible into or exchangeable for Class A Common Shares or Class C Common Shares.

5.10                        Special Mandatory Conversion.

5.10.1                  Trigger Event. In the event that any holder of Class A Preferred Shares does not participate in a Qualified Financing by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each holder of Class A Preferred Shares at least 10 day written notice of the Qualified Financing and the opportunity to purchase its Pro Rata Amount), such holder’s Pro Rata Amount, then the Applicable Portion of the Class A Preferred Shares held by such holder shall automatically, and without any further action on the part of such holder, be converted into Class A Common Shares or Class C Common Shares, as applicable, at the Conversion Price in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. For purposes of determining the number of Class A Preferred Shares owned by a holder, and for determining the number of Offered Securities a holder of Class A Preferred Shares has purchased in a Qualified Financing, all Class A Preferred Shares held by Shares Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Shares Affiliates of such holder shall be aggregated with the Offered

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Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion”.

5.10.2                  Procedural Requirements. Upon a Special Mandatory Conversion, each holder of Class A Preferred Shares converted pursuant to Section 5.10.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such Class A Preferred Shares pursuant to this Section 5.10.2. Upon receipt of such notice, each holder of such Class A Preferred Shares shall surrender its certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class A Preferred Shares converted pursuant to subsection 5.10.1, including the rights, if any, to receive notices and vote (other than as a holder of new shares), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this subsection 5.10.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificates (or lost certificate affidavit and agreement) for Class A Preferred Shares so converted, the Corporation shall issue and deliver to such holder, or to its nominees, certificates for the number of full Class A Common Shares or Class C Common Shares, as applicable, issuable on such conversion in accordance with the provisions hereof and the payment of any declared but unpaid dividends on the Class A Preferred Shares converted.  Upon any Special Mandatory Conversion, any series of Class A Preferred Shares that carries a right to vote shall be converted into Class A Common Shares and any series of Class A Preferred Shares that does not carry a right to vote shall be converted into Class C Common Shares.

5.10.3                  Definitions. For purposes of this Section 5.10, the following definitions shall apply:

5.10.3.1                            “Applicable Portion” shall mean, with respect to any holder of  Class A Preferred Shares, the Class A Preferred Shares calculated by multiplying the aggregate number of  Class A Preferred Shares held by such holder immediately prior to a

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Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

5.10.3.2                            “Offered Securities” shall mean a number of Additional Common Shares set aside by the board of directors for purchase by holders of Class A Preferred Shares in connection with a Qualified Financing, for a maximum amount of $5,000,000 in the aggregate.

5.10.3.3                            “Pro Rata Amount” shall mean, with respect to any holder of Class A Preferred Shares, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the Class A Preferred Shares owned by such holder, and the denominator of which is equal to the aggregate number of Class A Preferred Shares, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the board of directors of the Corporation and applied on a pro rata basis to all holders of Class A Preferred Shares. Notwithstanding the foregoing, no holder of Class A Preferred Shares shall be required to purchase more than such holder’s Pro Rata Amount of $5,000,000.

5.10.3.4                            “Qualified Financing” shall mean any portion of a financing involving the issuance or sale of Offered Securities that the board of directors of the Corporation and a Class A Special Majority determine in good faith must be purchased pro rata among the holders of Class A Preferred Shares. Notwithstanding the foregoing, no holder of Class A Preferred Shares shall be required to purchase more than such holder’s Pro Rata Amount of $5,000,000.

5.10.3.5                            “Shares Affiliate” shall mean, with respect to any holder of Class A Preferred Shares, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder or (in the case of a private equity fund) the fund manager managing such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member of which is controlled by or under common control with one or more general partners of such holder or shares the same management

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company (or an affiliate thereof) with such holder.

6.                                      CLASS B PREFERRED SHARES

6.1                               Directors’ Authority to Issue in One or More Series of Class B Preferred Shares. The directors of the Corporation may issue the Class B Preferred Shares at any time and from time to time in one or more series.

6.2                               Terms of Each Series of Class B Preferred Shares. Before the first shares of a particular series of Class B Preferred Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

6.3                               Class Vote. The holders of Class B Preferred Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

6.4                               First Shares of Each Series of Class B Preferred Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act), articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

6.5                               Ranking of Class B Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of Class B Preferred Shares shall confer upon a series a priority over any other series of Class B Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class B Preferred Shares of each series shall rank on a parity with the Class B Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its

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shareholders for the purpose of winding up its affairs.

6.6                               Priority. The Class B Preferred Shares shall be entitled to priority over the Class A Preferred Shares, the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Class B Preferred Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

6.7                               Other Preferences. The Class B Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Corporation ranking junior to Class B Preferred Shares as may be determined in the case of such series of Class B Preferred Shares in accordance with Section 6.2.

6.8                               Participation. If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Class B Preferred Shares are not paid in full, the Class B Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class B Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

6.9                               Conversion Right. The Class B Preferred Shares of any series may be made convertible into or exchangeable for Class A Common Shares or Class C Common Shares.

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Schedule 1

Series 1 Class A Preferred Shares

The first series of Class A Preferred Shares are designated as Series 1 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 1 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 1 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

For purposes of this Schedule 1, the following definitions shall apply:

1.1                               “Act” means the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2                               “Additional Common Shares” shall mean all Common Shares issued or deemed (including, under subsection 2.6.5.2) to be issued by the Corporation after the Series 1 Class A Original Issue Date but prior to the closing of a QIPO, other than:

1.2.1                        Common Shares issued or issuable upon conversion of other classes or series of Common Shares, Class A Preferred Shares and Class B Preferred Shares;

1.2.2                        Common Shares issued or issuable upon an exchange of voting Common Shares for non-voting Common Shares (or vice versa) in connection with the maintenance of, or pursuant to the loss of, the Corporation’s status as a “Canadian-controlled private corporation” (as defined in the Income Tax Act (Canada));

1.2.3                        Common Shares issued or issuable as a dividend or distribution to the shareholders of the Corporation in accordance with the terms hereof;

1.2.4                        Common Shares issuable under any employee share option plan or share purchase plan or similar incentive plan, including any restricted stock agreement, in each case as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement then in force;

1.2.5                        Common Shares issued or issuable upon exercise of Options or Convertible Securities, including warrants, outstanding immediately preceding the Original Issue Date;

1.2.6                        Common Shares issued or issuable upon exercise of Convertible Securities (i) issued in connection with a bona fide loans, equipment leases or other debt financing transactions or to landlords or (ii) issued pursuant to a bona fide acquisition by the Corporation, in each case if (A) the relevant transaction was duly approved by the board of directors of the Corporation, and (B) the relevant transaction was not primarily for equity financing purposes; or

1.2.7                        in connection with any transaction for which adjustment is made under subsections 2.6.5.6, 2.6.5.7 or 2.6.5.8 hereof.

1.3                               “As Converted Basis” shall mean that all shares convertible into Common Shares outstanding at that time will be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and the Common Shares issuable as a result thereof will be deemed to have been issued and to form part of the holdings of the person entitled to receive such Common Shares. For greater certainty, As Converted Basis shall not include Common Shares issuable pursuant to the exercise of any Options outstanding or held by any person or any Options issued under the Corporation’s stock option plan.

1.4                               “Asset Sale” shall mean a sale or license of all or substantially all intellectual property or the enterprise of the Corporation or the sale of all or substantially all of the assets or enterprise of the Corporation.

1.5                               “Automatic Conversion Date” shall have the meaning ascribed thereto in Section 2.6.4.

1.6                               “Available Proceeds” shall mean the net after-tax proceeds of any Change of Control available for distribution, directly or indirectly (including, via dividend, redemption of shares, reduction of stated capital or otherwise), to the shareholders of the Corporation.

1.7                               “Change of Control” shall mean:

(i) any acquisition of the Corporation by means of merger, amalgamation, arrangement, compromise or other form of corporate reorganization as a result of which the shareholders of the Corporation immediately prior to such event do not hold a majority of the outstanding shares or interest of the surviving company or entity and as a result of which outstanding shares of the Corporation are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring company, entity or its subsidiary (other than a mere re-incorporation transaction), or any transaction or series of transactions to which the Corporation is a party in which in excess 50% of voting power in the Corporation is transferred; (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of the outstanding shares of the Corporation in which the shareholders immediately prior to such event do not hold a majority of the outstanding shares of the Corporation immediately after such event (other than an event occurring under Section 2.6.3 or in the course of a corporate reorganization which has been approved by a Class A Special Majority).

1.8                               “Class A Preferred Shareholders” shall mean holders of Class A Preferred

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Shares.

1.9                               “Class A Special Majority” shall mean the holders of a majority of Class A Preferred Shares.

1.10                        “Class A Common Shares” shall mean the Class A Common Shares in the share capital of the Corporation.

1.11                        “Class B Common Shares” shall mean the Class B Common Shares in the share capital of the Corporation.

1.12                        “Class C Common Shares” shall mean the Class C Common Shares in the share capital of the Corporation.

1.13                        “Class D Common Shares” shall mean the Class D Common Shares in the share capital of the Corporation.

1.14                        “Common Shares” shall mean the Class A Common Shares, the Class B Common Shares, the Class C Common Shares and/or the Class D Common Shares.

1.15                        “Consideration per Share” shall have the meaning ascribed thereto in Section 2.6.5.5.

1.16                        “Conversion Price” shall mean the conversion price at which Class A Common Shares shall be deliverable upon conversion of Series 1 Class A Preferred Shares, without payment of additional consideration by the holder thereof.

1.17                        “Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants, subscription rights or other securities directly or indirectly (and with or without consideration) convertible into or exchangeable or exercisable for Common Shares.

1.18                        “Distribution of Assets” shall mean a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any other distribution to its shareholders of all or substantially all of the assets of the Corporation.

1.19                        “Fuels Division” means the business and operations of Enerkem Technologies Inc. (other than the business and operations of the Oil Division), including, but not limited to, all operations relating to the preparation and conversion of biomasses and coal into various gases (including syngas), steam, electricity, fuels and chemicals, the whole as determined as of December 31, 2007.

1.20                        “Fuels Percentage” means the percentage represented by the net fair market value of the business properties of the Fuels Division over the combined net fair market value of the business properties of the Oil Division and the Fuels Division.

1.21                        “Liquidation Preference” shall have the meaning ascribed thereto in Section 2.7.

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1.22                        “Oil Division” means the business and operations of Enerkem Technologies Inc. relating exclusively to (i) syngas and/or steam production for recovering heavy crudes as a substitute to natural gas, (ii) syngas and/or steam for use in existing petrochemical refineries, (iii) syngas and/or hydrogen production (reforming syngas into  hydrogen) for use in petroleum oil hydrocracking or hydrogenation, the whole as determined as of December 31, 2007.

1.23                        “Options” shall mean rights, options or warrants, in all cases whether conditional or not, to subscribe for or otherwise acquire Class A Common Shares, Class C Common Shares or Convertible Securities but excludes the options issued or issuable under any employee share option plan and the Class D Common Shares issued pursuant to restricted stock agreements, in each case as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement to which the Corporation and the Preferred Shareholders are a party;

1.24                        “QIPO” shall mean any offering or offerings under a receipted prospectus under the Securities Act (Québec), as amended, or similar document filed under other applicable securities laws in Canada or the United States, pursuant to which the Class A Common Shares are offered for sale and sold to the public at a price per share of at least $138 (as adjusted for stock dividends, stock splits, consolidations and similar events including any such event that occurs in conjunction with such offering) and pursuant to which the Class A Common Shares are listed on the Toronto Stock Exchange, the New York Stock Exchange or are quoted on the NASDAQ national market system or any combination thereof the gross proceeds of which (including treasury and secondary shares) are at least $30,000,000.

1.25                        “Redemption Date” shall have the meaning ascribed thereto in Section 2.8.2.

1.26                        “Redemption Period” shall have the meaning ascribed thereto in Section 2.8.1.

1.27                        “Redemption Value” shall have the meaning ascribed thereto in Section 2.8.

1.28                        “Series 1 Class A Initial Conversion Price” shall have the meaning ascribed thereto in Section 2.6.

1.29                        “Series 1 Class A Original Issue Date” shall mean the date on which the Series 1 Class A Preferred Shares are first issued;

1.30                        “Series 1 Class A Original Issue Price” shall mean $29.09 (being $52.37 multiplied by the Biofuels Percentage);

1.31                        “Series 1 Class A Preferred Shares” shall mean the Series 1 Class A Preferred Shares in the capital of the Corporation;

1.32                        “Shareholders’ Agreement” shall mean the Shareholders Agreement dated December 31, 2007, between the Corporation and its shareholders as amended and/or restated from time to time.

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1.33                        “Shares” shall mean the shares in the capital of the Corporation.

2.                                      SERIES 1 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Voting Right. The holders of Series 1 Class A Preferred Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat.

2.2                               Number of Votes. Each Series 1 Class A Preferred Share entitles the holder to the number of votes per share equal to the number of Class A Common Shares into which such Series 1 Class A Preferred Share is convertible under this Schedule 1 as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any consent of shareholders is solicited.

2.3                               Single Class. Except as otherwise provided in this Schedule 1 or required by applicable law, the holders of Series 1 Class A Preferred Shares will vote together with the holders of other series of Class A Preferred Shares entitled to vote pursuant to these articles and the holders of Common Shares entitled to vote pursuant to these articles, as a single class on all matters submitted to a vote or consent of shareholders.

2.4                               Series Vote. The holders of Series 1 Class A Preferred Shares shall not be entitled to vote separately pursuant pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.5                               Dividend. The holders of Series 1 Class A Preferred Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably, on an As Converted Basis, with the holders of any class of Common Shares entitled to dividends pursuant to these articles and other series of Class A Preferred Shares. For greater certainty, no dividend shall be paid on the Common Shares unless the dividends are at the same time declared and paid on the Class A Preferred Shares.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.6                               Conversion. Subject to the terms and conditions hereof, each Series 1 Class A Preferred Share shall be convertible into such number of fully paid and non-assessable Class A Common Shares as determined by dividing the Series 1 Class A Original Issue Price paid for such Series 1 Class A Preferred Shares, by the Conversion Price in effect at the time of conversion, which shall at the outset be equal to the Series 1 Class A Original Issue Price (the “Initial Conversion Price”). Such Initial Conversion Price shall be subject to adjustment from time to time to reflect any shares split, subdivisions, recapitalization or the like with respect to such Series 1 Class A Preferred Shares or as otherwise set forth in this

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Section 2.6.

2.6.1                        Optional Conversion. Each holder of Series 1 Class A Preferred Shares shall have the right, at any time and from time to time, at the holder’s discretion, to convert each of its Series 1 Class A Preferred Shares into fully paid and non-assessable Class A Common Shares at the then effective applicable Conversion Price.

2.6.2                        Mechanics of Optional Conversion. The conversion privilege shall be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Series 1 Class A Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the holder of the Series 1 Class A Preferred Shares in respect of which such right is being exercised and shall specify the number of Series 1 Class A Preferred Shares which the holder desires to have converted. Upon receipt of such notice by the Corporation, the Series 1 Class A Preferred Shares specified in the notice shall be irrevocably cancelled and the corresponding Class A Common Shares issued, and the Corporation shall issue certificates representing fully paid Class A Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the Series 1 Class A Preferred Shares to be converted (the “Conversion Date”), and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Class A Common Shares as of the close of business on such date. If the conversion is in connection with (i) the closing of any public offering (other than a QIPO), or with (ii) a Change of Control, the conversion may, at the option of the holder tendering the Series 1 Class A Preferred Shares for conversion, be conditional upon the closing of the sale of securities under such public offering or under such Change of Control, as the case may be, in which event the person entitled to receive the Class A Common Shares issuable upon such conversion shall not be treated as the holder of record of such Class A Common Shares until immediately prior to the closing of such sale of securities under such public offering or under such Change of Control. If fewer than all of the Series 1 Class A Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Series 1 Class A Preferred Shares representing the shares comprised in the original certificate which are not to be converted.

All Series 1 Class A Preferred Shares that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders

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thereof to receive Class A Common Shares in exchange therefor. Any Series 1 Class A Preferred Shares so converted shall be retired and cancelled.

No fractional Class A Common Shares shall be issued upon conversion of the Series 1 Class A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay in cash an amount equal to such fraction multiplied by the then effective Conversion Price.

2.6.3                        Automatic Conversion. Each Series 1 Class A Preferred Share shall be converted automatically into a number of fully paid and non-assessable Class A Common Shares at the then applicable Conversion Price (a) immediately prior to the closing of a QIPO; or (b) upon the written consent of a Class A Special Majority.

2.6.4                        Mechanics of Automatic Conversion. Upon the occurrence of an automatic conversion trigger event as set out in Section 2.6.3 all the then outstanding Series 1 Class A Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series 1 Class A Preferred Shares being converted shall be given written notice of the occurrence of an event specified in Section 2.6.3 including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the Class A Common Shares issuable upon such conversion unless certificates evidencing such Series 1 Class A Preferred Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Automatic Conversion Date, all rights with respect to the Series 1 Class A Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Class A Common Shares into which such Series 1 Class A Preferred Shares have been converted. Upon the automatic conversion of the Series 1 Class A Preferred Shares, the holders of such Series 1 Class A Preferred Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as

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shown on such surrendered certificate or certificates, a certificate or certificates for the number of Class A Common Shares into which the Series 1 Class A Preferred Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made immediately prior to the effectiveness of the registration statement or prospectus covering such sale of securities in the case of a QIPO or upon the approval of the Class A Special Majority.

2.6.5                        Adjustment to Conversion Price (Anti-Dilution Adjustments)

2.6.5.1                                  No Adjustment in Conversion Price. No adjustment in the number of Class A Common Shares into which the Series 1 Class A Preferred Shares are convertible shall be made, by adjustment to the applicable Conversion Price thereof, unless the Consideration per Share (determined under subsection 2.6.5.5) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Common Shares or unless specifically provided in these articles;

2.6.5.2                                  Issue of Options and Convertible Securities Deemed Issued as Additional Common Shares. If the Corporation at any time or from time to time after the Series 1 Class A Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange or exercise of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue; provided, however, that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined under subsection 2.6.5.5 hereof) of such Additional Common Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, and further provided that in any such case in which Additional Common Shares are deemed to be issued:

2.6.5.2.1                                   no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange or exercise of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange or exercise such Convertible Securities, without such right

8

being exercised, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Shares issuable thereunder shall no longer be deemed to be outstanding; and

2.6.5.2.2                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of  Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment under this subsection 2.6.5.2.2 shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any other issuance of Additional Common Shares between the original adjustment date and such readjustment date.

2.6.5.3                                  Adjustment of Conversion Price Upon Issuance of Additional Common Shares. If the Corporation shall issue Additional Common Shares (including Additional Common Shares deemed to be issued under subsection 2.6.5.2), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price for all Series 1 Class A Preferred Shares shall be reduced, concurrently with such issuance, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to (A) the numerator of which shall be (i) the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (ii) the number of  Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares

9

so issued would purchase at such then-existing Conversion Price, and (B) the denominator of which shall be the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Common Shares so issued. For the purposes of the preceding sentence, the number of Common Shares deemed to be outstanding as of a given date shall be the sum of (X) the number of Common Shares outstanding, (Y) the number of Common Shares into which the then outstanding Series 1 Class A Preferred Shares could be converted if fully converted immediately prior to such issuance or transaction and (Z) the number of Common Shares into which the then outstanding Convertible Securities are convertible, exchangeable or exercisable.

2.6.5.4                                  Adjustment for Change of Control. In the event (a) of a Change of Control where (b) each holder of Series 1 Class A Preferred Shares does not or would not, pursuant to the application of Section 2.9 or otherwise, receive from such Change of Control an amount which, or a number of shares the value of which, is at least equal to the amount it would have received under Section 2.7 had the consideration paid for the Change of Control been paid as a Distribution of Assets to the Shareholders, then, unless waived by a Class A Special Majority, the Conversion Price for each of the Series 1 Class A Preferred Shares shall be adjusted so as to ensure that the holders of Series 1 Class A Preferred Shares receive, prior to or contemporaneously with the Change of Control, upon conversion thereof that number of Class A Common Shares which will provide to the holders of Series 1 Class A Preferred Shares participating in the Change of Control, upon the Change of Control, that amount which the holders of the Series 1 Class A Preferred Shares would have received under Section 2.7 if the Change of Control had been a Distribution of Assets. The Corporation shall give each holder of Series 1 Class A Preferred Shares written notice 15 business days prior to the closing of such Change of Control. Such notice shall describe the provisions of this subsection 2.6.5.4.

2.6.5.5                                  Determination of Consideration. For purposes of this subsection 2.6.5, the “Consideration per Share” shall mean the per share consideration received by the Corporation for the issue of any Additional Common Shares and shall be computed as follows:

2.6.5.5.1                                 Cash and Property. Such consideration —

(a)          insofar as it consists of cash — shall be computed at the aggregate of cash received by the

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Corporation;

(b)         insofar as it consists of property other than cash - shall be computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of the Corporation; and

(c)          in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both — shall be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as determined in good faith by the board of directors;

provided, however, that if a Class A Special Majority object to any determination by the board of directors within ten days of receiving notice of such determination, the fair market value will be determined by an independent appraiser mutually agreeable to the board of directors and a Class A Special Majority whose decision is final and binding on all Shareholders.

2.6.5.5.2                                 Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued under subsection 2.6.5.2, relating to Options and Convertible Securities, shall be determined by dividing

(x)                                   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange or exercise of such Convertible

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Securities,

by

(y)                                 the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities.

2.6.5.6                                  Adjustment for Consolidation of Common Shares. Notwithstanding subsection 2.6.5.1 if, at any time after the Series 1 Class A Original Issue Date the number of Class A Common Shares outstanding is decreased by a consolidation of the outstanding Class A Common Shares, then on the date of such combination, the applicable Conversion Price shall be increased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class A Preferred Share shall be decreased in proportion to such decrease in outstanding Class A Common Shares.

2.6.5.7                                  Adjustment for Splits, Other Distributions, Etc. If the Corporation shall at any time after the Series 1 Class A Original Issue Date fix a record date for the subdivision or split-up of Class A Common Shares, then on the date of such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class A Preferred Share shall be increased in proportion to such increase in outstanding shares. In the event the Corporation shall after the Series 1 Class A Original Issue Date declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding dividends) or options or rights not referred to in subsection 2.6.5.2, then, in each such case for the purposes of this subsection 2.6.5.7, but subject to Section 2.5, the holders of Series 1 Class A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Class A Common Shares of the Corporation into which their Series 1 Class A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Class A Common Shares of the Corporation entitled to receive such distribution.

2.6.5.8                                  Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation

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with or into another company (other than a subdivision or combination provided for elsewhere in this Section 2.6.5) each Series 1 Class A Preferred Share shall thereafter be convertible into the kind and number of shares or other securities or property to which a holder of the number of Class A Common Shares deliverable upon conversion of such Series 1 Class A Preferred Share would have been entitled upon such consolidation, recapitalization or merger; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of the provisions in this Section 2.6.5 set forth with respect to the rights and interest thereafter of the holders of Series 1 Class A Preferred Shares, to the end that the provisions set forth in this Section 2.6.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series 1 Class A Preferred Shares.

2.6.5.9                                  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price under this Section 2.6.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 1 Class A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Class A Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of Class A Common Shares which then would be received upon the conversion of the Series 1 Class A Preferred Shares held by such holder.

2.6.5.10                            No Impairment. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.6.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series 1 Class A Preferred Shares against impairment. This shall not, however, be interpreted as preventing the Corporation from complying with any decision taken in accordance with the Shareholders

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Agreement.

(c)                                  Distribution of Assets

2.7                               Liquidation Preference. In the event of a Distribution of Assets, the assets of the Corporation will be distributed as follows (the “Liquidation Preference”) unless waived by a Class A Special Majority:

2.7.1                        for each Series 1 Class A Preferred Share held, the holders of Series 1 Class A Preferred Shares shall be entitled to receive, in priority to any distribution of the assets of the Corporation to the holders of the other classes of shares of the Corporation ranking junior to the Class A Preferred Shares, out of the assets of the Corporation legally available for distribution to the holders of Shares, an amount equal to one time (1x) the Series 1 Class A Original Issue Price plus any declared but unpaid dividends for such Series 1 Class A Preferred Share. If all assets of the Corporation shall be insufficient to permit the payment in full to the holders of Class A Preferred Shares of all series of all amounts so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed rateably among the holders of  Class A Preferred Shares of all series in proportion to the full preferential amount each such holder is otherwise entitled to receive;

2.7.2                        after payment has been made in full in accordance with Section 2.7.1, and after payment in full has been made to the holders of Class D Common Shares pursuant to these articles, then any assets remaining available for distribution will be distributed rateably to the holders of Class A Common Shares, Class B Common Shares, Class C Common Shares and Class A Preferred Shares, on an As Converted Basis.

(d)                                 Sale of Assets

2.8                               Redemption in Cases of Sales of Assets. In the event of an Asset Sale, if a Class A Special Majority is obtained, all the Series 1 Class A Preferred Shares shall be redeemed for a consideration per share (the “Redemption Value”) equal to the amount to which the holders thereof would have been entitled under Section 2.7, in accordance with the provisions of this Section 2.8.

2.8.1                        Demand for Redemption. The demand for the redemption (the “Redemption Notice”) of all the Series 1 Class A Preferred Shares shall be signed by the holders of record of a Class A Special Majority and given to the secretary of the Corporation and all holders of Series 1 Class A Preferred Shares within 60 days of the Asset Sale;

2.8.2                        Mechanism of Redemption. At the latest, on the tenth business day following the date of receipt of the demand for redemption (the “Redemption Date”), the Corporation shall proceed with the redemption of all of the Series 1 Class A Preferred Shares, and the holders thereof shall receive payment of the entire portion of the Redemption Value of the

14

Series 1 Class A Preferred Shares which the Corporation may pay without contravening the provisions of Section 35 of the Act and shall surrender the certificates representing such shares (or, if any registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate).

2.8.3                        Cancellation of the Redeemed Shares. On the Redemption Date all of the Series 1 Class A Preferred Shares shall be deemed to be irrevocably cancelled, and the holders of such Series 1 Class A Preferred Shares shall cease to benefit from the rights attached to such shares, except the right to receive payment of the Redemption Value.

2.8.4                        Balance of the Payment of the Redemption Value. The holders of Series 1 Class A Preferred Shares with respect to which the Redemption Value has not been fully paid on the Redemption Date shall be entitled to be paid the balance of the Redemption Value.

2.8.5                        Notice. If the Corporation does not or cannot pay part or all of the Redemption Value of the Series 1 Class A Preferred Shares, including by reason of the financial tests contained in the Act,

2.8.5.1                                  it shall give notice of the monies available for redemption to the holders of Series 1 Class A Preferred Shares at the latest within the 10 days following the receipt of the Redemption Notice; and

2.8.5.2                                  monies legally available for redemption shall be used to pay the Redemption Value rateably among the holders of Class A Preferred Shares of all series.

(e)                                  Change of Control

2.9                               Liquidation Preference on Change of Control. For greater certainty and without affecting the application of subsection 2.6.5.4 and unless waived by a Class A Special Majority, in the event of a Change of Control, (i) the holders of Series 1 Class A Preferred Shares shall be entitled to receive out of the Available Proceeds, for each Series 1 Class A Preferred Share held, regardless of any other dispositions among the parties and in priority to and in preference to any distribution to the holders of Common Shares (but pari passu with holders of other series of Class A Preferred Shares being entitled to a similar distribution pursuant to these articles), an amount equal to the Series 1 Class A Original Issue Price plus all declared but unpaid dividends; and (ii) once all amounts payable to the holders of Series 1 Class A Preferred Shares under paragraph (i) of this Section 2.9 (and all similar amounts payable to the holders of other series of  Class A Preferred pursuant to these articles and to the holders of Class D Common Shares pursuant to these articles), have been paid, then any remaining Available Proceeds received as part of the Change of Control shall be distributed

15

rateably, on an As Converted Basis, among all the holders of Common Shares (other than the Class D Common Shares) and Class A Preferred Shares.

The Corporation shall adopt the method of distribution that is the most tax efficient for the Class A Preferred Shareholders approved by the Class A Special Majority.

(f)                                    General

2.10                        Notice. In the event:

2.10.1                  that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right;

2.10.2                  that the Corporation subdivides or combines its outstanding Common Shares;

2.10.3                  of any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares or a share dividend or share distribution thereon), or of any consolidation or merger of the Corporation into or with another company, or of the sale of all or substantially all of the assets or the enterprise of the Corporation; or

2.10.4                  of the involuntary or voluntary dissolution, liquidation, or winding-up of the Corporation; or

2.10.5                  of any Distribution of Assets, any Asset Sale or any Change of Control,

then the Corporation shall cause to be filed at its registered office and shall cause to be mailed to the holders of Series 1 Class A Preferred Shares at their last addresses as shown on the records of the Corporation, at least 10 days prior to the record date specified in a) below or 30 days before the date specified in b) below, a notice stating:

(a)          the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(b)         the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, Distribution of Assets, Asset Sale or Change of Control is expected to become effective, and the date as of which it is

16

expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up.

17

Schedule 2

Series 2 Class A Preferred Shares

The second series of Class A Preferred Shares are designated as Series 2 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 2 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 2 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

Unless otherwise provided herein, initial capitalised terms shall have the same meaning given thereto in Schedule 1 of these articles, except that references within such definitions to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

For purposes of this Schedule 2, the following definitions shall apply:

1.1                               “Series 2 Class A Original Issue Price” shall mean $46.00;

1.2                               “Series 2 Class A Original Issue Date” shall mean the date on which the Series 2 Class A Preferred Shares are first issued; and

1.3                               “Series 2 Class A Preferred Shares” shall mean the Series 2 Class A Preferred Shares in the capital of the Corporation.

2.                                      SERIES 2 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that: (i) any references within such Sections to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”; and (ii) any references to “Schedule 1” shall be deemed to be references to “Schedule 2”.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.2                               Section 2.6 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Sections to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(c)                                  Distribution of Assets

2.3                               Section 2.7 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(d)                                 Sale of Assets

2.4                               Sections 2.8 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(e)                                  Change of Control

2.5                               Section 2.9 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(f)                                    General

2.6                               Section 2.10 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

2

Schedule 3

Series 3 Class A Preferred Shares

The third series of Class A Preferred Shares are designated as Series 3 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 3 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 3 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

Unless otherwise provided herein, initial capitalised terms shall have the same meaning given thereto in Schedule 1 of these articles, except that references within such definitions to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A” and references within such definitions to “Class A Common” shall be deemed to be references to “Class C Common”.

For purposes of this Schedule 3, the following definitions shall apply:

1.1                               “Conversion Price” shall mean the conversion price at which Class C Common Shares shall be deliverable upon conversion of Series 3 Class A Preferred Shares, without payment of additional consideration by the holder thereof.

1.2                               “Series 3 Class A Original Issue Date” shall mean the date on which the Series 3 Class A Preferred Shares are first issued;

1.3                               “Series 3 Class A Original Issue Price” shall mean $46.00; and

1.4                               “Series 3 Class A Preferred Shares” shall mean the Series 3 Class A Preferred Shares in the capital of the Corporation.

2.                                      SERIES 3 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Voting Right. Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of Series 3 Class A Preferred Shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

2.2                               Series Vote. The holders of Series 3 Class A Preferred Shares shall not be entitled to vote separately pursuant pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.3                               Dividend. Section 2.5 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.4                               Section 2.6 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Sections to (a) “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”; and (b) “Class A Common” shall be deemed to be references to “Class C Common”.

(c)                                  Distribution of Assets

2.5                               Section 2.7 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(d)                                 Sale of Assets

2.6                               Section 2.8 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(e)                                  Change of Control

2.7                               Section 2.9 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(f)                                    General

2.8                               Section 2.10 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

2

Industry Canada — Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

ENERKEM INC.

Name of corporation-Dénomination de la société

445776-5

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;

b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;

c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;

d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;

Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐ a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

☑ b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☑ c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

☐ d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

January 27, 2010 / le 27 janvier 2010

Date of Amendment - Date de modification

Canada

Industry Canada — Industrie Canada
Corporations Canada — Corporations Canada

Articles of Amendment

*(Section 27 or 177 of the **Canada Business Corporations Act (CBCA)**)*

Form 4

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

ENERKEM INC.

2 Corporation number

445776-5

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to: **(Do not indicate the full address)**

C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

All of the issued and outstanding Series 3 Class A Preferred Shares shall be converted, share for share, into Series 2 Class A Preferred Shares.

Section 3 of the articles of incorporation are hereby deleted and replaced with the provisions of the attached Annexe A, forming an integral part of these articles of amendment.

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

[signature]
SIGNATURE

JOCELYN AUGER
PRINT NAME

(514)-875-0284 poste 262
TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 3069 (2008/12)

B CORP 28 JAN '10 09:13

ANNEXE A

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation shall consist of an unlimited number of Class A Common Shares (the “Class A Common Shares”), 15,678 Class B Common Shares (the “Class B Common Shares”), an unlimited number of Class C Common Shares (the “Class C Common Shares”), an unlimited number of Class D Common Shares issuable in series (the “Class D Common Shares” and, together with the Class A Common Shares, the Class B Common Shares and the Class C Common Shares, the “Common Shares”), an unlimited number of Class A Preferred Shares, issuable in series (the “Class A Preferred Shares”), and an unlimited number of Class B Preferred Shares, issuable in series (the “Class B Preferred Shares” and together with the Class A Preferred Shares, the “Preferred Shares”), all without par value, having the following rights, privileges, conditions and restrictions.

1.                                      CLASS A COMMON SHARES

1.1                               Voting Right. The holders of Class A Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class A Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

1.2                               Single Class. Except as otherwise provided in these Class A Common Share provisions or required by applicable law, the holders of Class A Common Shares will vote together with the holders of Class B Common Shares, the holders of Class D Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

1.3                               Class Vote. The holders of Class A Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Canada Business Corporation Act (the “Act”), or any successor provisions.

1.4                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class A Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class B Common Shares and Class C Common Shares.  Dividends declared on the Class A Common Shares will be payable in lawful money of Canada.

1.5                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares and the Class D Common Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the

Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Class A Common Shares, Class B Common Shares, Class C Common Shares and Class A Preferred Shares, on an As Converted Basis (as defined in Schedule 1).

2.                                      CLASS B COMMON SHARES

2.1                               Voting Right. The holders of Class B Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class B Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

2.2                               Single Class. Except as otherwise provided in these Class B Common Share provisions or required by applicable law, the holders of Class B Common Shares will vote together with the holders of Class A Common Shares, the holders of Class D Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or consent of shareholders.

2.3                               Class Vote. The holders of Class B Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.4                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class B Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class A Common Shares and Class C Common Shares. Dividends declared on the Class B Common Shares will be payable in lawful money of the United States of America.

2.5                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares and the Class D Common Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Class A Common Shares, Class B Common Shares, Class C Common Shares and Class A Preferred Shares, on an As Converted Basis.

2.6                               Automatic Conversion. Each Class B Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share immediately prior to the closing of an initial public offering of the shares of the Corporation.

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3.                                      CLASS C COMMON SHARES

3.1                               Voting Right. Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of Class C Common Shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

3.2                               Class Vote. The holders of Class C Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

3.3                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Class C Common Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably with the holders of Class A Common Shares and Class B Common Shares. Dividends declared on the Class C Common Shares will be payable in lawful money of Canada.

3.4                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares and the Class D Common Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of Class A Common Shares, Class B Common Shares, Class C Common Shares and Class A Preferred Shares, on an As Converted Basis.

3.5                               Conversion at the option of the Corporation. Each Class C Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share immediately prior to the closing of an initial public offering of the shares of the Corporation.

4.                                      CLASS D COMMON SHARES

4.1                               Voting Right. The holders of Class D Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Class D Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

4.2                               Single Class. Except as otherwise provided in these Class D Common Share provisions or required by applicable law, the holders of Class D Common Shares will vote together with the holders of Class A Common Shares, the holders of Class B Common Shares and the holders of Preferred Shares, if such Preferred Shares are voting shares, as a single class on all matters submitted to a vote or

3

consent of shareholders.

4.3                               Class Vote. The holders of Class D Common Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

4.4                               Dividend. The holders of Class D Common Shares shall not be entitled to receive dividends.

4.5                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Class D Common Shares shall be entitled to receive for each Class D Common Share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of Class A Common Shares, Class B Common Shares and Class C Common Shares, an amount equal to $0.01 per share but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

4.6                               Automatic Conversion. Each Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the applicable vesting schedule, as set forth in the description of each series of Class D Common Shares. No fractional Class A Common Shares shall be issued upon conversion of the Class D Common Shares; fractionally vested shares shall be carried forward to subsequent vesting periods until such vested fractions form a whole Class A Common Share.

4.7                               Conversion at the option of the Corporation. Each Class D Common Share may be converted at any time, upon written notice from the Corporation to the holder thereof, into one fully paid and non-assessable Class A Common Share.

4.8                               Directors’ Authority to Issue in One or More Series of Class D Common Shares. The directors of the Corporation may issue the Class D Common Shares at any time and from time to time in one or more series.

4.9                               Terms of Each Series of Class D Common Shares. Before the first shares of a particular series of Class D Common Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, the vesting schedule pursuant to which such Class D Common Shares will be converted automatically into Class A Common Shares.

4.10                        First Shares of Each Series of Class D Common Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and

4

conditions determined by the directors.

4.11                        Ranking of Class D Common Shares. No rights, privileges, restrictions or conditions attaching to a series of Class D Common Shares shall confer upon a series a priority over any other series of Class D Common Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation. The Class D Common Shares of each series shall rank on a parity with the Class D Common Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

4.12                        Class D Common Shares, Series 1. The first series of Class D Common Shares are designated as Series 1 Class D Common Shares. The Corporation is authorized to issue 919 Series 1 Class D Common Shares. The holders of Series 1 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 1 Class D Common Shares as a class, each Series 1 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 229 Series 1 Class D Common Shares shall be converted into Class A Common Shares on January 1, 2009 and thereafter, the remaining Series 1 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the first day of each month.

4.13                        Class D Common Shares, Series 2. The second series of Class D Common Shares are designated as Series 2 Class D Common Shares. The Corporation is authorized to issue 24,184 Series 2 Class D Common Shares. The holders of Series 2 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 2 Class D Common Shares as a class, each Series 2 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 6,046 Series 2 Class D Common Shares shall be converted into Class A Common Shares on November 1, 2008 and thereafter, the remaining Series 2 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the first day of each month.

4.14                        Class D Common Shares, Series 3. The third series of Class D Common Shares are designated as Series 3 Class D Common Shares. The Corporation is authorized to issue 7,943 Series 3 Class D Common Shares. The holders of Series 3 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(4) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 3 Class D Common Shares as a class, each Series 3 Class D Common Share shall be

5

converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: equal amounts of Series 3 Class D Common Shares shall be converted into Class A Common Shares every 3 months beginning on the 3 month anniversary of  the issuance of the Series 3 Class D Common Shares and ending on the 36 month anniversary of  the issuance of the Series 3 Class D Common Shares.

4.15                        Class D Common Shares, Series 4. The fourth series of Class D Common Shares are designated as Series 4 Class D Common Shares. The Corporation is authorized to issue 5,972 Series 4 Class D Common Shares. The holders of Series 4 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 4 Class D Common Shares as a class, each Series 4 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 1,493 Series 4 Class D Common Shares shall be converted into Class A Common Shares on September 11, 2008 and thereafter, the remaining Series 4 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the 11th day of each month.

4.16                        Class D Common Shares, Series 5. The fifth series of Class D Common Shares are designated as Series 5 Class D Common Shares. The Corporation is authorized to issue 2,986 Series 5 Class D Common Shares. The holders of Series 5 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 5 Class D Common Shares as a class, each Series 5 Class D Common Share shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 746 Series 5 Class D Common Shares shall be converted into Class A Common Shares on October 1, 2008 and thereafter, the remaining Series 5 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 36 months on the 1st  day of each month.

4.17                        Class D Common Shares, Series 6. The sixth series of Class D Common Shares are designated as Series 6 Class D Common Shares. The Corporation is authorized to issue 978 Series 6 Class D Common Shares. The holders of Series 6 Class D Common Shares shall not be entitled to vote separately pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions. In addition to the rights, privileges, restrictions and conditions attaching to the Series 6 Class D Common Shares as a class, the Series 6 Class D Common Shares shall be converted automatically into one fully paid and non-assessable Class A Common Share in accordance with the following vesting schedule: 244 Series 6 Class D Common Shares shall be converted into Class A Common Shares on January 1, 2009 and thereafter, the remaining Series 6 Class D Common Shares shall be converted into Class A Common Shares in equal monthly amounts over the following 24 months on the 1st day of each month.

6

5.                                      CLASS A PREFERRED SHARES

5.1                               Directors’ Authority to Issue in One or More Series of Class A Preferred Shares. The directors of the Corporation may issue the Class A Preferred Shares at any time and from time to time in one or more series.

5.2                               Terms of Each Series of Class A Preferred Shares. Before the first shares of a particular series of Class A Preferred Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

5.3                               Class Vote. The holders of Class A Preferred Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

5.4                               First Shares of Each Series of Class A Preferred Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act), articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

5.5                               Ranking of Class A Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of Class A Preferred Shares shall confer upon a series a priority over any other series of Class A Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class A Preferred Shares of each series shall rank on a parity with the Class A Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

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5.6                               Priority. The Class A Preferred Shares shall be entitled to priority over the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

5.7                               Other Preferences. The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Corporation ranking junior to Class A Preferred Shares as may be determined in the case of such series of Class A Preferred Shares in accordance with Section 5.2.

5.8                               Participation. If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Class A Preferred Shares are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class A Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

5.9                               Conversion Right. The Class A Preferred Shares of any series may be made convertible into or exchangeable for Class A Common Shares or Class C Common Shares.

5.10                        Special Mandatory Conversion.

5.10.1                  Trigger Event. In the event that any holder of Class A Preferred Shares does not participate in a Qualified Financing by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each holder of Class A Preferred Shares at least 10 day written notice of the Qualified Financing and the opportunity to purchase its Pro Rata Amount), such holder’s Pro Rata Amount, then the Applicable Portion of the Class A Preferred Shares held by such holder shall automatically, and without any further action on the part of such holder, be converted into Class A Common Shares or Class C Common Shares, as applicable, at the Conversion Price in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. Upon any such conversion, any series of Class A Preferred Shares that carries a right to vote shall be converted into Class A Common Shares and any series of Class A

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Preferred Shares that does not carry a right to vote shall be converted into Class C Common Shares. For purposes of determining the number of Class A Preferred Shares owned by a holder, and for determining the number of Offered Securities a holder of Class A Preferred Shares has purchased in a Qualified Financing, all Class A Preferred Shares held by Shares Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Shares Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion”.

5.10.2                  Procedural Requirements. Upon a Special Mandatory Conversion, each holder of Class A Preferred Shares converted pursuant to Section 5.10.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such Class A Preferred Shares pursuant to this Section 5.10.2. Upon receipt of such notice, each holder of such Class A Preferred Shares shall surrender its certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class A Preferred Shares converted pursuant to subsection 5.10.1, including the rights, if any, to receive notices and vote (other than as a holder of new shares), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this subsection 5.10.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificates (or lost certificate affidavit and agreement) for Class A Preferred Shares so converted, the Corporation shall issue and deliver to such holder, or to its nominees, certificates for the number of full Class A Common Shares or Class C Common Shares, as applicable, issuable on such conversion in accordance with the provisions hereof and the payment of any declared but unpaid dividends on the Class A Preferred Shares converted.

5.10.3                  Definitions. For purposes of this Section 5.10, the following definitions shall

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apply:

5.10.3.1                            “Applicable Portion” shall mean, with respect to any holder of  Class A Preferred Shares, the Class A Preferred Shares calculated by multiplying the aggregate number of  Class A Preferred Shares held by such holder immediately prior to a Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

5.10.3.2                            “Offered Securities” shall mean a number of Additional Common Shares set aside by the board of directors for purchase by holders of Class A Preferred Shares in connection with a Qualified Financing, for a maximum amount of $20,000,000 in the aggregate.

5.10.3.3                            “Pro Rata Amount” shall mean, with respect to any holder of Class A Preferred Shares, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the Class A Preferred Shares owned by such holder, and the denominator of which is equal to the aggregate number of issued and outstanding Class A Preferred Shares, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the board of directors of the Corporation and applied on a pro rata basis to all holders of Class A Preferred Shares. Notwithstanding the foregoing, no holder of Class A Preferred Shares shall be required to purchase more than such holder’s Pro Rata Amount of $20,000,000.

5.10.3.4                            “Qualified Financing” shall mean any portion of a financing involving the issuance or sale of Offered Securities that the board of directors of the Corporation and a Class A Special Majority (as defined in Schedule 1) determine in good faith must be purchased pro rata among the holders of Class A Preferred Shares. Notwithstanding the foregoing, no holder of Class A Preferred Shares shall be required to purchase more than such holder’s Pro Rata Amount of $20,000,000.

5.10.3.5                            “Shares Affiliate” shall mean, with respect to any holder of Class A Preferred Shares, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder or (in the case of a private equity fund) the fund manager managing such holder, including,

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without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member of which is controlled by or under common control with one or more general partners of such holder or shares the same management company (or an affiliate thereof) with such holder.

6.                                      CLASS B PREFERRED SHARES

6.1                               Directors’ Authority to Issue in One or More Series of Class B Preferred Shares. The directors of the Corporation may issue the Class B Preferred Shares at any time and from time to time in one or more series.

6.2                               Terms of Each Series of Class B Preferred Shares. Before the first shares of a particular series of Class B Preferred Shares are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

6.3                               Class Vote. The holders of Class B Preferred Shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

6.4                               First Shares of Each Series of Class B Preferred Shares. Before the issue of the first shares of a series, the board of directors of the Corporation shall file with the Director (as defined in the Act), articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

6.5                               Ranking of Class B Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of Class B Preferred Shares shall confer upon a series a priority over any other series of Class B Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

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The Class B Preferred Shares of each series shall rank on a parity with the Class B Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

6.6                               Priority. The Class B Preferred Shares shall be entitled to priority over the Class A Preferred Shares, the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Class B Preferred Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

6.7                               Other Preferences. The Class B Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Corporation ranking junior to Class B Preferred Shares as may be determined in the case of such series of Class B Preferred Shares in accordance with Section 6.2.

6.8                               Participation. If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Class B Preferred Shares are not paid in full, the Class B Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class B Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

6.9                               Conversion Right. The Class B Preferred Shares of any series may be made convertible into or exchangeable for Class A Common Shares or Class C Common Shares.

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Schedule 1

Series 1 Class A Preferred Shares

The first series of Class A Preferred Shares are designated as Series 1 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 1 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 1 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

For purposes of this Schedule 1, the following definitions shall apply:

1.1                               “Act” shall mean the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2                               “Additional Common Shares” shall mean all Common Shares issued or deemed (including, under subsection 2.6.5.2) to be issued by the Corporation after the Series 1 Class A Original Issue Date but prior to the closing of a QIPO, other than:

1.2.1                        Common Shares issued or issuable upon conversion of other classes or series of Common Shares, Class A Preferred Shares and Class B Preferred Shares;

1.2.2                        Common Shares issued or issuable as a dividend or distribution to the shareholders of the Corporation in accordance with the terms hereof;

1.2.3                        Common Shares issuable under any employee share option plan or share purchase plan or similar incentive plan, including any restricted stock agreement, in each case as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement then in force;

1.2.4                        Common Shares issued or issuable upon exercise of Options or Convertible Securities, including warrants, outstanding immediately preceding the Series 1 Class A Original Issue Date;

1.2.5                        Common Shares issued or issuable upon exercise of Convertible Securities (i) issued in connection with a bona fide loans, equipment leases or other debt financing transactions or to landlords or (ii) issued pursuant to a bona fide acquisition by the Corporation, in each case if (A) the relevant transaction was duly approved by the board of directors of the Corporation, and (B) the relevant transaction was not primarily for equity financing purposes; or

1.2.6                        in connection with any transaction for which adjustment is made under subs ections 2.6.5.6, 2.6.5.7 or 2.6.5.8 hereof.

1.3                               “As Converted Basis” shall mean that all shares convertible into Common Shares outstanding at that time will be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and the Common Shares issuable as a result thereof will be deemed to have been issued and to form part of the holdings of the person entitled to receive such Common Shares. For greater certainty, As Converted Basis shall not include Common Shares issuable pursuant to the exercise of any Options outstanding or held by any person or any Options issued under the Corporation’s stock option plan.

1.4                               “Asset Sale” shall mean a sale or license of all or substantially all intellectual property or the enterprise of the Corporation or the sale of all or substantially all of the assets or enterprise of the Corporation.

1.5                               “Automatic Conversion Date” shall have the meaning ascribed thereto in Section 2.6.4.

1.6                               “Available Proceeds” shall mean the net after-tax proceeds of any Change of Control available for distribution, directly or indirectly (including, via dividend, redemption of shares, reduction of stated capital or otherwise), to the shareholders of the Corporation.

1.7                               “Change of Control” shall mean:

(i) any acquisition of the Corporation by means of merger, amalgamation, arrangement, compromise or other form of corporate reorganization as a result of which the shareholders of the Corporation immediately prior to such event do not hold a majority of the outstanding shares or interest of the surviving company or entity and as a result of which outstanding shares of the Corporation are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring company, entity or its subsidiary (other than a mere re-incorporation transaction), or any transaction or series of transactions to which the Corporation is a party in which in excess 50% of voting power in the Corporation is transferred; (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of the outstanding shares of the Corporation in which the shareholders immediately prior to such event do not hold a majority of the outstanding shares of the Corporation immediately after such event (other than an event occurring under Section 2.6.3 or in the course of a corporate reorganization which has been approved by a Class A Special Majority).

1.8                               “Class A Preferred Shareholders” shall mean holders of Class A Preferred Shares.

1.9                               “Class A Special Majority” shall mean the holders of 66-2/3% of the Class A Preferred Shares.

1.10                        “Class A Common Shares” shall mean the Class A Common Shares in the share

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capital of the Corporation.

1.11                        “Class B Common Shares” shall mean the Class B Common Shares in the share capital of the Corporation.

1.12                        “Class C Common Shares” shall mean the Class C Common Shares in the share capital of the Corporation.

1.13                        “Class D Common Shares” shall mean the Class D Common Shares in the share capital of the Corporation.

1.14                        “Common Shares” shall mean the Class A Common Shares, the Class B Common Shares, the Class C Common Shares and/or the Class D Common Shares.

1.15                        “Consideration per Share” shall have the meaning ascribed thereto in Section 2.6.5.5.

1.16                        “Conversion Price” shall mean the conversion price at which Class A Common Shares shall be deliverable upon conversion of Series 1 Class A Preferred Shares, without payment of additional consideration by the holder thereof.

1.17                        “Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants, subscription rights or other securities directly or indirectly (and with or without consideration) convertible into or exchangeable or exercisable for Common Shares.

1.18                        “Distribution of Assets” shall mean a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any other distribution to its shareholders of all or substantially all of the assets of the Corporation.

1.19                        “Liquidation Preference” shall have the meaning ascribed thereto in Section 2.7.

1.20                        “Options” shall mean rights, options or warrants, in all cases whether conditional or not, to subscribe for or otherwise acquire Class A Common Shares, Class C Common Shares or Convertible Securities but excludes the options issued or issuable under any employee share option plan and the Class D Common Shares issued pursuant to restricted stock agreements, in each case as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement to which the Corporation and the Preferred Shareholders are a party;

1.21                        “QIPO” shall mean any offering or offerings under a receipted prospectus under the Securities Act (Québec), as amended, or similar document filed under other applicable securities laws in Canada or the United States, pursuant to which the Class A Common Shares are offered for sale and sold to the public at a price per share of at least $138 (as adjusted for stock dividends, stock splits, consolidations and similar events including any such event that occurs in conjunction with such

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offering) and pursuant to which the Class A Common Shares are listed on the Toronto Stock Exchange, the New York Stock Exchange or are quoted on the NASDAQ national market system or any combination thereof the gross proceeds of which (including treasury and secondary shares) are at least $30,000,000.

1.22                        “Redemption Date” shall have the meaning ascribed thereto in Section 2.8.2.

1.23                        “Redemption Period” shall have the meaning ascribed thereto in Section 2.8.1.

1.24                        “Redemption Value” shall have the meaning ascribed thereto in Section 2.8.

1.25                        “Series 1 Class A Initial Conversion Price” shall have the meaning ascribed thereto in Section 2.6.

1.26                        “Series 1 Class A Original Issue Date” shall mean the date on which the Series 1 Class A Preferred Shares are first issued;

1.27                        “Series 1 Class A Original Issue Price” shall mean $29.09;

1.28                        “Series 1 Class A Preferred Shares” shall mean the Series 1 Class A Preferred Shares in the capital of the Corporation;

1.29                        “Shareholders’ Agreement” shall mean the Amended and Restated Shareholders Agreement dated January 27, 2010 between the Corporation and its shareholders as amended and/or restated from time to time.

1.30                        “Shares” shall mean the shares in the capital of the Corporation.

2.                                      SERIES 1 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Voting Right. The holders of Series 1 Class A Preferred Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat.

2.2                               Number of Votes. Each Series 1 Class A Preferred Share entitles the holder to the number of votes per share equal to the number of Class A Common Shares into which such Series 1 Class A Preferred Share is convertible under this Schedule 1 as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any consent of shareholders is solicited.

2.3                               Single Class. Except as otherwise provided in this Schedule 1 or required by applicable law, the holders of Series 1 Class A Preferred Shares will vote together with the holders of other series of Class A Preferred Shares entitled to vote pursuant to these articles and the holders of Common Shares entitled to vote pursuant to these articles, as a single class on all matters submitted to a vote or consent of shareholders.

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2.4                               Series Vote. The holders of Series 1 Class A Preferred Shares shall not be entitled to vote separately pursuant pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.5                               Dividend. The holders of Series 1 Class A Preferred Shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably, on an As Converted Basis, with the holders of any class of Common Shares entitled to dividends pursuant to these articles and other series of Class A Preferred Shares. For greater certainty, no dividend shall be paid on the Common Shares unless the dividends are at the same time declared and paid on the Class A Preferred Shares.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.6                               Conversion. Subject to the terms and conditions hereof, each Series 1 Class A Preferred Share shall be convertible into such number of fully paid and non-assessable Class A Common Shares as determined by dividing the Series 1 Class A Original Issue Price paid for such Series 1 Class A Preferred Shares, by the Conversion Price in effect at the time of conversion, which shall at the outset be equal to the Series 1 Class A Original Issue Price (the “Series 1 Class A Initial Conversion Price”). Such Series 1 Class A Initial Conversion Price shall be subject to adjustment from time to time to reflect any shares split, subdivisions, recapitalization or the like with respect to such Series 1 Class A Preferred Shares or as otherwise set forth in this Section 2.6.

2.6.1                        Optional Conversion. Each holder of Series 1 Class A Preferred Shares shall have the right, at any time and from time to time, at the holder’s discretion, to convert each of its Series 1 Class A Preferred Shares into fully paid and non-assessable Class A Common Shares at the then effective applicable Conversion Price.

2.6.2                        Mechanics of Optional Conversion. The conversion privilege shall be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Series 1 Class A Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the holder of the Series 1 Class A Preferred Shares in respect of which such right is being exercised and shall specify the number of Series 1 Class A Preferred Shares which the holder desires to have converted. Upon receipt of such notice by the Corporation, the Series 1 Class A Preferred Shares specified in the notice shall be irrevocably cancelled and the corresponding Class A Common Shares issued, and the Corporation shall issue certificates representing fully paid Class A Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the Series 1 Class A Preferred Shares to be converted (the “Conversion

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Date”), and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Class A Common Shares as of the close of business on such date. If the conversion is in connection with (i) the closing of any public offering (other than a QIPO), or with (ii) a Change of Control, the conversion may, at the option of the holder tendering the Series 1 Class A Preferred Shares for conversion, be conditional upon the closing of the sale of securities under such public offering or under such Change of Control, as the case may be, in which event the person entitled to receive the Class A Common Shares issuable upon such conversion shall not be treated as the holder of record of such Class A Common Shares until immediately prior to the closing of such sale of securities under such public offering or under such Change of Control. If fewer than all of the Series 1 Class A Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Series 1 Class A Preferred Shares representing the shares comprised in the original certificate which are not to be converted.

All Series 1 Class A Preferred Shares that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive Class A Common Shares in exchange therefor. Any Series 1 Class A Preferred Shares so converted shall be retired and cancelled.

No fractional Class A Common Shares shall be issued upon conversion of the Series 1 Class A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay in cash an amount equal to such fraction multiplied by the then effective Conversion Price.

2.6.3                        Automatic Conversion. Each Series 1 Class A Preferred Share shall be converted automatically into a number of fully paid and non-assessable Class A Common Shares at the then applicable Conversion Price (a) immediately prior to the closing of a QIPO; or (b) upon the written consent of a Class A Special Majority.

2.6.4                        Mechanics of Automatic Conversion. Upon the occurrence of an automatic conversion trigger event as set out in Section 2.6.3 all the then outstanding Series 1 Class A Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series 1 Class A Preferred Shares being converted shall be given written notice of the occurrence of an event specified in Section 2.6.3 including the date such event occurred (the “Automatic Conversion Date”), and the

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Corporation shall not be obligated to issue certificates evidencing the Class A Common Shares issuable upon such conversion unless certificates evidencing such Series 1 Class A Preferred Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Automatic Conversion Date, all rights with respect to the Series 1 Class A Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Class A Common Shares into which such Series 1 Class A Preferred Shares have been converted. Upon the automatic conversion of the Series 1 Class A Preferred Shares, the holders of such Series 1 Class A Preferred Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Class A Common Shares into which the Series 1 Class A Preferred Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made immediately prior to the effectiveness of the registration statement or prospectus covering such sale of securities in the case of a QIPO or upon the approval of the Class A Special Majority.

2.6.5                        Adjustment to Conversion Price (Anti-Dilution Adjustments)

2.6.5.1                                  No Adjustment in Conversion Price. No adjustment in the number of Class A Common Shares into which the Series 1 Class A Preferred Shares are convertible shall be made, by adjustment to the applicable Conversion Price thereof, unless the Consideration per Share (determined under subsection 2.6.5.5) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Common Shares or unless specifically provided in these articles;

2.6.5.2                                  Issue of Options and Convertible Securities Deemed Issued as Additional Common Shares. If the Corporation at any time or from time to time after the Series 1 Class A Original Issue Date shall issue any Options or Convertible Securities, then the

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maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange or exercise of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue; provided, however, that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined under subsection 2.6.5.5 hereof) of such Additional Common Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, and further provided that in any such case in which Additional Common Shares are deemed to be issued:

2.6.5.2.1                                   no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange or exercise of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange or exercise such Convertible Securities, without such right being exercised, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Shares issuable thereunder shall no longer be deemed to be outstanding; and

2.6.5.2.2                                   if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment under this subsection 2.6.5.2.2 shall

8

have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any other issuance of Additional Common Shares between the original adjustment date and such readjustment date.

2.6.5.3                                  Adjustment of Conversion Price Upon Issuance of Additional Common Shares. If the Corporation shall issue Additional Common Shares (including Additional Common Shares deemed to be issued under subsection 2.6.5.2), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price for all Series 1 Class A Preferred Shares shall be reduced, concurrently with such issuance, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to (A) the numerator of which shall be (i) the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (ii) the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such then-existing Conversion Price, and (B) the denominator of which shall be the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Common Shares so issued. For the purposes of the preceding sentence, the number of Common Shares deemed to be outstanding as of a given date shall be the sum of (X) the number of Common Shares outstanding, (Y) the number of Common Shares into which the then outstanding Series 1 Class A Preferred Shares could be converted if fully converted immediately prior to such issuance or transaction and (Z) the number of Common Shares into which the then outstanding Convertible Securities are convertible, exchangeable or exercisable.

2.6.5.4                                  Adjustment for Change of Control. In the event (a) of a Change of Control where (b) each holder of Series 1 Class A Preferred Shares does not or would not, pursuant to the application of Section 2.9 or otherwise, receive from such Change of Control an amount which, or a number of shares the value of which, is at least equal to the amount it would have received under Section 2.7 had the consideration paid for the Change of Control been paid as a Distribution of Assets to the Shareholders, then, unless waived by a Class A Special

9

Majority, the Conversion Price for each of the Series 1 Class A Preferred Shares shall be adjusted so as to ensure that the holders of Series 1 Class A Preferred Shares receive, prior to or contemporaneously with the Change of Control, upon conversion thereof that number of Class A Common Shares which will provide to the holders of Series 1 Class A Preferred Shares participating in the Change of Control, upon the Change of Control, that amount which the holders of the Series 1 Class A Preferred Shares would have received under Section 2.7 if the Change of Control had been a Distribution of Assets. The Corporation shall give each holder of Series 1 Class A Preferred Shares written notice 15 business days prior to the closing of such Change of Control. Such notice shall describe the provisions of this subsection 2.6.5.4.

2.6.5.5                                  Determination of Consideration. For purposes of this subsection 2.6.5, the “Consideration per Share” shall mean the per share consideration received by the Corporation for the issue of any Additional Common Shares and shall be computed as follows:

2.6.5.5.1                                   Cash and Property. Such consideration —

(a)          insofar as it consists of cash — shall be computed at the aggregate of cash received by the Corporation;

(b)         insofar as it consists of property other than cash - shall be computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of the Corporation; and

(c)          in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both — shall be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as determined in good faith by the board of directors;

provided, however, that if a Class A Special Majority object to any determination by the board of directors within ten days of receiving notice of such determination, the fair market value will be determined by an independent appraiser mutually agreeable to the board of directors and a Class A Special Majority whose decision is final and

10

binding on all Shareholders.

2.6.5.5.2                                   Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued under subsection 2.6.5.2, relating to Options and Convertible Securities, shall be determined by dividing

(x)                                   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange or exercise of such Convertible Securities, by

(y)                                 the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities.

2.6.5.6                                  Adjustment for Consolidation of Common Shares. Notwithstanding subsection 2.6.5.1 if, at any time after the Series 1 Class A Original Issue Date the number of Class A Common Shares outstanding is decreased by a consolidation of the outstanding Class A Common Shares, then on the date of such combination, the applicable Conversion Price shall be increased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class A Preferred Share shall be decreased in proportion to such decrease in outstanding Class A Common Shares.

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2.6.5.7                                  Adjustment for Splits, Other Distributions, Etc. If the Corporation shall at any time after the Series 1 Class A Original Issue Date fix a record date for the subdivision or split-up of Class A Common Shares, then on the date of such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class A Preferred Share shall be increased in proportion to such increase in outstanding shares. In the event the Corporation shall after the Series 1 Class A Original Issue Date declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding dividends) or options or rights not referred to in subsection 2.6.5.2, then, in each such case for the purposes of this subsection 2.6.5.7, but subject to Section 2.5, the holders of Series 1 Class A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Class A Common Shares of the Corporation into which their Series 1 Class A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Class A Common Shares of the Corporation entitled to receive such distribution.

2.6.5.8                                  Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another company (other than a subdivision or combination provided for elsewhere in this Section 2.6.5) each Series 1 Class A Preferred Share shall thereafter be convertible into the kind and number of shares or other securities or property to which a holder of the number of Class A Common Shares deliverable upon conversion of such Series 1 Class A Preferred Share would have been entitled upon such consolidation, recapitalization or merger; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of the provisions in this Section 2.6.5 set forth with respect to the rights and interest thereafter of the holders of Series 1 Class A Preferred Shares, to the end that the provisions set forth in this Section 2.6.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series 1 Class A Preferred Shares.

2.6.5.9                                  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price under this Section 2.6.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with

12

the terms hereof and furnish to each holder of Series 1 Class A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Class A Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of Class A Common Shares which then would be received upon the conversion of the Series 1 Class A Preferred Shares held by such holder.

2.6.5.10                            No Impairment. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.6.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series 1 Class A Preferred Shares against impairment. This shall not, however, be interpreted as preventing the Corporation from complying with any decision taken in accordance with the Shareholders Agreement.

(c)                                  Distribution of Assets

2.7                               Liquidation Preference. In the event of a Distribution of Assets, the assets of the Corporation will be distributed as follows (the “Liquidation Preference”) unless waived by a Class A Special Majority:

2.7.1                        for each Series 1 Class A Preferred Share held, the holders of Series 1 Class A Preferred Shares shall be entitled to receive, in priority to any distribution of the assets of the Corporation to the holders of the other classes of shares of the Corporation ranking junior to the Class A Preferred Shares, out of the assets of the Corporation legally available for distribution to the holders of Shares, an amount equal to one time (1x) the Series 1 Class A Original Issue Price plus any declared but unpaid dividends for such Series 1 Class A Preferred Share. If all assets of the Corporation shall be insufficient to permit the payment in full to the holders of Class A Preferred Shares of all series of all amounts so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed rateably among the holders of Class A Preferred Shares of all series in proportion to the full preferential amount each such holder is otherwise entitled to receive;

2.7.2                        after payment has been made in full in accordance with Section 2.7.1, and

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after payment in full has been made to the holders of Class D Common Shares pursuant to these articles, then any assets remaining available for distribution will be distributed rateably to the holders of Class A Common Shares, Class B Common Shares, Class C Common Shares and Class A Preferred Shares, on an As Converted Basis.

(d)                                 Sale of Assets

2.8                               Redemption in Cases of Sales of Assets. In the event of an Asset Sale, if a Class A Special Majority is obtained, all the Series 1 Class A Preferred Shares shall be redeemed for a consideration per share (the “Redemption Value”) equal to the amount to which the holders thereof would have been entitled under Section 2.7, in accordance with the provisions of this Section 2.8.

2.8.1                        Demand for Redemption. The demand for the redemption (the “Redemption Notice”) of all the Series 1 Class A Preferred Shares shall be signed by the holders of record of a Class A Special Majority and given to the secretary of the Corporation and all holders of Series 1 Class A Preferred Shares within 60 days of the Asset Sale;

2.8.2                        Mechanism of Redemption. At the latest, on the tenth business day following the date of receipt of the demand for redemption (the “Redemption Date”), the Corporation shall proceed with the redemption of all of the Series 1 Class A Preferred Shares, and the holders thereof shall receive payment of the entire portion of the Redemption Value of the Series 1 Class A Preferred Shares which the Corporation may pay without contravening the provisions of Section 35 of the Act and shall surrender the certificates representing such shares (or, if any registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate).

2.8.3                        Cancellation of the Redeemed Shares. On the Redemption Date all of the Series 1 Class A Preferred Shares shall be deemed to be irrevocably cancelled, and the holders of such Series 1 Class A Preferred Shares shall cease to benefit from the rights attached to such shares, except the right to receive payment of the Redemption Value.

2.8.4                        Balance of the Payment of the Redemption Value. The holders of Series 1 Class A Preferred Shares with respect to which the Redemption Value has not been fully paid on the Redemption Date shall be entitled to be paid the balance of the Redemption Value.

2.8.5                        Notice. If the Corporation does not or cannot pay part or all of the Redemption Value of the Series 1 Class A Preferred Shares, including by reason of the financial tests contained in the Act,

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2.8.5.1                                  it shall give notice of the monies available for redemption to the holders of Series 1 Class A Preferred Shares at the latest within the 10 days following the receipt of the Redemption Notice; and

2.8.5.2                                  monies legally available for redemption shall be used to pay the Redemption Value rateably among the holders of Class A Preferred Shares of all series.

(e)                                  Change of Control

2.9                               Liquidation Preference on Change of Control. For greater certainty and without affecting the application of subsection 2.6.5.4 and unless waived by a Class A Special Majority, in the event of a Change of Control, (i) the holders of Series 1 Class A Preferred Shares shall be entitled to receive out of the Available Proceeds, for each Series 1 Class A Preferred Share held, regardless of any other dispositions among the parties and in priority to and in preference to any distribution to the holders of Common Shares (but pari passu with holders of other series of Class A Preferred Shares being entitled to a similar distribution pursuant to these articles), an amount equal to the Series 1 Class A Original Issue Price plus all declared but unpaid dividends; and (ii) once all amounts payable to the holders of Series 1 Class A Preferred Shares under paragraph (i) of this Section 2.9 (and all similar amounts payable to the holders of other series of Class A Preferred pursuant to these articles and to the holders of Class D Common Shares pursuant to these articles), have been paid, then any remaining Available Proceeds received as part of the Change of Control shall be distributed rateably, on an As Converted Basis, among all the holders of Common Shares (other than the Class D Common Shares) and Class A Preferred Shares.

The Corporation shall adopt the method of distribution that is the most tax efficient for the Class A Preferred Shareholders approved by the Class A Special Majority.

(f)                                    General

2.10                        Notice. In the event:

2.10.1                  that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right;

2.10.2                  that the Corporation subdivides or combines its outstanding Common Shares;

2.10.3                  of any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares or a share dividend or share distribution thereon), or of any consolidation or merger of the Corporation into or with another company, or of the sale of all or

15

substantially all of the assets or the enterprise of the Corporation; or

2.10.4                  of the involuntary or voluntary dissolution, liquidation, or winding-up of the Corporation; or

2.10.5                  of any Distribution of Assets, any Asset Sale or any Change of Control,

then the Corporation shall cause to be filed at its registered office and shall cause to be mailed to the holders of Series 1 Class A Preferred Shares at their last addresses as shown on the records of the Corporation, at least 10 days prior to the record date specified in a) below or 30 days before the date specified in b) below, a notice stating:

(a)          the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(b)         the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, Distribution of Assets, Asset Sale or Change of Control is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up.

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Schedule 2

Series 2 Class A Preferred Shares

The second series of Class A Preferred Shares are designated as Series 2 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 2 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 2 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

Unless otherwise provided herein, initial capitalised terms shall have the same meaning given thereto in Schedule 1 of these articles, except that references within such definitions to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

For purposes of this Schedule 2, the following definitions shall apply:

1.1                               “Series 2 Class A Original Issue Price” shall mean $46.00;

1.2                               “Series 2 Class A Original Issue Date” shall mean the date on which the Series 2 Class A Preferred Shares are first issued; and

1.3                               “Series 2 Class A Preferred Shares” shall mean the Series 2 Class A Preferred Shares in the capital of the Corporation.

2.                                      SERIES 2 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that: (i) any references within such Sections to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”; and (ii) any references to “Schedule 1” shall be deemed to be references to “Schedule 2”.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.2                               Section 2.6 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Sections to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(c)                                  Distribution of Assets

2.3                               Section 2.7 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(d)                                 Sale of Assets

2.4                               Sections 2.8 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(e)                                  Change of Control

2.5                               Section 2.9 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

(f)                                    General

2.6                               Section 2.10 of Schedule 1 shall apply to the holders of Series 2 Class A Preferred Shares, provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 2 Class A”.

2

Schedule 3

Series 3 Class A Preferred Shares

The third series of Class A Preferred Shares are designated as Series 3 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 3 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 3 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

Unless otherwise provided herein, initial capitalised terms shall have the same meaning given thereto in Schedule 1 of these articles, except that references within such definitions to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A” and references within such definitions to “Class A Common” shall be deemed to be references to “Class C Common”.

For purposes of this Schedule 3, the following definitions shall apply:

1.1                               “Conversion Price” shall mean the conversion price at which Class C Common Shares shall be deliverable upon conversion of Series 3 Class A Preferred Shares, without payment of additional consideration by the holder thereof.

1.2                               “Series 3 Class A Original Issue Date” shall mean the date on which the Series 3 Class A Preferred Shares are first issued;

1.3                               “Series 3 Class A Original Issue Price” shall mean $46.00; and

1.4                               “Series 3 Class A Preferred Shares” shall mean the Series 3 Class A Preferred Shares in the capital of the Corporation.

2.                                      SERIES 3 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Voting Right. Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of Series 3 Class A Preferred Shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

2.2                               Series Vote. The holders of Series 3 Class A Preferred Shares shall not be entitled to vote separately pursuant pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.3                               Dividend. Section 2.5 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.4                               Section 2.6 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Sections to (a) “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”; and (b) “Class A Common” shall be deemed to be references to “Class C Common”.

(c)                                  Distribution of Assets

2.5                               Section 2.7 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(d)                                 Sale of Assets

2.6                               Section 2.8 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(e)                                  Change of Control

2.7                               Section 2.9 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

(f)                                    General

2.8                               Section 2.10 of Schedule 1 shall apply to the holders of Series 3 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 3 Class A”.

2

Schedule 4

Series 4 Class A Preferred Shares

The fourth series of Class A Preferred Shares are designated as Series 4 Class A Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 4 Class A Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class, the Series 4 Class A Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

Unless otherwise provided herein, initial capitalised terms shall have the same meaning given thereto in Schedule 1 of these articles, except that references within such definitions to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”.

For purposes of this Schedule 4, the following definitions shall apply:

1.1                               “Series 4 Class A Original Issue Date” shall mean the date on which the Series 4 Class A Preferred Shares are first issued;

1.2                               “Series 4 Class A Original Issue Price” shall mean $46.00; and

1.3                               “Series 4 Class A Preferred Shares” shall mean the Series 4 Class A Preferred Shares in the capital of the Corporation.

2.                                      SERIES 4 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of Schedule 1 shall apply to the holders of Series 4 Class A Preferred Shares, provided however that: (i) any references within such Sections to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”; and (ii) any references to “Schedule 1” shall be deemed to be references to “Schedule 4”.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.2                               Section 2.6 of Schedule 1 shall apply to the holders of Series 4 Class A Preferred Shares provided however that any references within such Sections to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”.

(c)                                  Distribution of Assets

2.3                               Section 2.7 of Schedule 1 shall apply to the holders of Series 4 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”.

(d)                                 Sale of Assets

2.4                               Section 2.8 of Schedule 1 shall apply to the holders of Series 4 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”.

(e)                                  Change of Control

2.5                               Section 2.9 of Schedule 1 shall apply to the holders of Series 4 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”.

(f)                                    General

2.6                               Section 2.10 of Schedule 1 shall apply to the holders of Series 4 Class A Preferred Shares provided however that any references within such Section to “Series 1 Class A” shall be deemed to be references to “Series 4 Class A”.

2

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

ENERKEM INC.

Corporate name / Dénomination sociale

445776-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2011-04-25

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
ENERKEM INC.

2 Corporation number
Numéro de la société
445776-5

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d'actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Vincent Chornet

Vincent Chornet
514-875-0284x222

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

Section 3-D of the articles of amendment dated January 27, 2010 is amended by the following:

The authorized share capital of the Corporation is hereby amended by the creation of an unlimited number of Series 1 Class B Preferred Shares having the rights, privileges, restrictions and conditions described in the attached Schedule B-1, forming an integral part of these articles of amendment.

Schedule B-1

Series 1 Class B Preferred Shares

The first series of Class B Preferred Shares are designated as Series 1 Class B Preferred Shares. The Corporation is authorized to issue an unlimited number of Series 1 Class B Preferred Shares. In addition to the rights, privileges, restrictions and conditions attaching to the Class B Preferred Shares as a class, the Series 1 Class B Preferred Shares shall have the following rights, privileges, restrictions and conditions.

1.                                      DEFINITIONS

For purposes of this Schedule B-1, the following definitions shall apply:

1.1                               “Act” shall mean the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2                               “Additional Common Shares” shall mean all Common Shares issued or deemed (including, under subsection 2.6.5.2) to be issued by the Corporation after the Series 1 Class B Original Issue Date but prior to the closing of a QIPO, other than:

1.2.1                        Common Shares issued or issuable upon conversion of other classes or series of Common Shares, Class A Preferred Shares and Class B Preferred Shares;

1.2.2                        Common Shares issued or issuable as a dividend or distribution to the shareholders of the Corporation in accordance with the terms hereof;

1.2.3                        Common Shares issuable under any employee share option plan or share purchase plan or similar incentive plan, including any restricted stock agreement, in each case as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement then in force;

1.2.4                        Common Shares issued or issuable upon exercise of Options or Convertible Securities, including warrants, outstanding immediately preceding the Series 1 Class B Original Issue Date;

1.2.5                        Common Shares issued or issuable upon exercise of Convertible Securities (i) issued in connection with a bona fide loans, equipment leases or other debt financing transactions or to landlords or (ii) issued pursuant to a bona fide acquisition by the Corporation, in each case if (A) the relevant transaction was duly approved by the board of directors of the Corporation, and (B) the relevant transaction was not primarily for equity financing purposes; or

1.2.6                        in connection with any transaction for which adjustment is made under subsections 2.6.5.6, 2.6.5.7 or 2.6.5.8 hereof.

1.3                               “As Converted Basis” shall mean that all shares convertible into Common Shares outstanding at that time will be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and the Common Shares issuable as a result thereof will be deemed to have been issued and to form part of the holdings of the person entitled to receive such Common Shares. For greater certainty, As Converted Basis shall not include Common Shares issuable pursuant to the exercise of any Options outstanding or held by any person or any Options issued under the Corporation’s stock option plan.

1.4                               “Asset Sale” shall mean a sale or license of all or substantially all intellectual property or the enterprise of the Corporation or the sale of all or substantially all of the assets or enterprise of the Corporation.

1.5                               “Automatic Conversion Date” shall have the meaning ascribed thereto in Section 2.6.4.

1.6                               “Available Proceeds” shall mean the net after-tax proceeds of any Change of Control available for distribution, directly or indirectly (including, via dividend, redemption of shares, reduction of stated capital or otherwise), to the shareholders of the Corporation.

1.7                               “Change of Control” shall mean:

(i) any acquisition of the Corporation by means of merger, amalgamation, arrangement, compromise or other form of corporate reorganization as a result of which the shareholders of the Corporation immediately prior to such event do not hold a majority of the outstanding shares or interest of the surviving company or entity and as a result of which outstanding shares of the Corporation are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring company, entity or its subsidiary (other than a mere re-incorporation transaction), or any transaction or series of transactions to which the Corporation is a party in which in excess 50% of voting power in the Corporation is transferred; or (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of the outstanding shares of the Corporation in which the shareholders immediately prior to such event do not hold a majority of the outstanding shares of the Corporation immediately after such event (other than an event occurring under Section 2.6.3 or in the course of a corporate reorganization which has been approved by a Class B Special Majority).

1.8                               “Class B Preferred Shareholders” shall mean holders of Class B Preferred Shares.

1.9                               “Class B Special Majority” shall mean the holders of a majority of the Class B Preferred Shares.

1.10                        “Class A Common Shares” shall mean the Class A Common Shares in the share capital of the Corporation.

1.11                        “Class B Common Shares” shall mean the Class B Common Shares in the share capital of the Corporation.

1.12                        “Class C Common Shares” shall mean the Class C Common Shares in the share capital of the Corporation.

1.13                        “Class D Common Shares” shall mean the Class D Common Shares in the share capital of the Corporation.

1.14                        “Common Shares” shall mean the Class A Common Shares, the Class B Common Shares, the Class C Common Shares and/or the Class D Common Shares.

1.15                        “Consideration per Share” shall have the meaning ascribed thereto in Section 2.6.5.5.

1.16                        “Conversion Price” shall mean the conversion price at which Class A Common Shares shall be deliverable upon conversion of Series 1 Class B Preferred Shares, without payment of additional consideration by the holder thereof.

1.17                        “Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants, subscription rights or other securities directly or indirectly (and with or without consideration) convertible into or exchangeable or exercisable for Common Shares.

1.18                        “Distribution of Assets” shall mean a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any other distribution to its shareholders of all or substantially all of the assets of the Corporation.

1.19                        “Liquidation Preference” shall have the meaning ascribed thereto in Section 2.7.

1.20                        “Options” shall mean rights, options or warrants, in all cases whether conditional or not, to subscribe for or otherwise acquire Class A Common Shares, Class C Common Shares or Convertible Securities but excludes the options issued or issuable under any employee share option plan and the Class D Common Shares issued pursuant to restricted stock agreements, in each case as adopted by the board of directors of the Corporation in accordance with the provisions of any shareholders’ agreement to which the Corporation and the Preferred Shareholders are a party.

1.21                        “QIPO” shall mean any underwritten offering or offerings of Class A Common Shares under a receipted prospectus under the Securities Act (Québec), as amended, or similar document filed under other applicable securities laws in Canada or the United States resulting in net proceeds (after fees and expenses) of $75 million (including treasury and secondary shares) and in the Class A Common Shares being listed on the Toronto Stock Exchange and/or the New York Stock Exchange and/or being quoted on the NASDAQ national market system (including, in each case, any successor exchange or market, as the case may be).

1.22                        “QIPO Price” means the public offering price per Common Share in the QIPO, as determined by the underwriters in the QIPO.

1.23                        “QIPO Trigger Date” means the date immediately prior to the closing of the QIPO;

1.24                        “Redemption Date” shall have the meaning ascribed thereto in Section 2.8.2.

1.25                        “Redemption Period” shall have the meaning ascribed thereto in Section 2.8.1.

1.26                        “Redemption Value” shall have the meaning ascribed thereto in Section 2.8.

1.27                        “Series 1 Class B Initial Conversion Price” shall have the meaning ascribed thereto in Section 2.6.

1.28                        “Series 1 Class B Minimum Return Price” shall mean 1.5 times the Series 1 Class B Original Issue Price (as adjusted for stock dividends, stock splits, consolidations and similar events including, in the case of a QIPO, any such event that occurs in conjunction with such QIPO);

1.29                        “Series 1 Class B Original Issue Date” shall mean the date on which the Series 1 Class B Preferred Shares are first issued.

1.30                        “Series 1 Class B Original Issue Price” shall mean the subscription price per Series 1 Class B Preferred Share on the Series 1 Class B Original Issue Date.

1.31                        “Series 1 Class B Preferred Shares” shall mean the Series 1 Class B Preferred Shares in the capital of the Corporation.

1.32                        “Shareholders’ Agreement” shall mean the Amended and Restated Shareholders Agreement dated on or about April 25, 2011 between the Corporation and its shareholders as amended and/or restated from time to time.

1.33                        “Shares” shall mean the shares in the capital of the Corporation.

2.                                      SERIES 1 CLASS A PREFERRED SHARES

(a)                                  Rights Pertaining to Votes and Dividends

2.1                               Voting Right. The holders of Series 1 Class B Preferred Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat.

2.2                               Number of Votes. Each Series 1 Class B Preferred Share entitles the holder to the number of votes per share equal to the number of Class A Common Shares into which such Series 1 Class B Preferred Share is convertible under this Schedule B-1 as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any consent of shareholders is solicited.

2.3                               Single Class. Except as otherwise provided in this Schedule B-1 or required by applicable law, the holders of Series 1 Class B Preferred Shares will vote together with the holders of other series of Class B Preferred Shares entitled to vote pursuant to these articles and the holders of Common Shares entitled to vote pursuant to these articles, as a single class on all matters submitted to a vote or consent of shareholders.

2.4                               Series Vote. The holders of Series 1 Class B Preferred Shares shall not be entitled to vote separately pursuant pursuant to subsections 176(1)(a)(b) and (e) of the Act, or any successor provisions.

2.5                               Dividend. The holders of Series 1 Class B Preferred Shares shall be entitled to receive non cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine, rateably, on an As Converted Basis, with the holders of any class of Common Shares entitled to dividends pursuant to these articles and other series of Class B Preferred Shares. For greater certainty, no dividend shall be paid on the Common Shares unless the dividends are at the same time declared and paid on the Class B Preferred Shares.

(b)                                 Conversion Rights and Anti-dilution Provisions

2.6                               Conversion. Subject to the terms and conditions hereof, each Series 1 Class B Preferred Share shall be convertible into such number of fully paid and non-assessable Class A Common Shares as determined by dividing the Series 1 Class B Original Issue Price paid for such Series 1 Class B Preferred Shares, by the Conversion Price in effect at the time of conversion, which shall at the outset be equal to the Series 1 Class B Original Issue Price (the “Series 1 Class B Initial Conversion Price”). Such Series 1 Class B Initial Conversion Price shall be subject to adjustment from time to time to reflect any shares split, subdivisions, recapitalization or the like with respect to such Series 1 Class B Preferred Shares or as otherwise set forth in this Section 2.6.

2.6.1                        Optional Conversion. Each holder of Series 1 Class B Preferred Shares shall have the right, at any time and from time to time, at the holder’s discretion, to convert each of its Series 1 Class B Preferred Shares into fully paid and non-assessable Class A Common Shares at the then effective applicable Conversion Price.

2.6.2                        Mechanics of Optional Conversion. The conversion privilege shall be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Series 1 Class B Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the holder of the Series 1 Class B Preferred Shares in respect of which such right is being exercised and shall specify the number of Series 1 Class B Preferred Shares which the holder desires to have converted. Upon receipt of such notice by the Corporation, the Series 1 Class B Preferred Shares specified in the notice shall be irrevocably cancelled and the corresponding Class A Common Shares issued and the Corporation shall issue certificates representing fully paid Class A Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the Series 1 Class B Preferred Shares to be converted (the “Conversion Date”), and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Class A Common Shares as of the close of business on such date. If the conversion is in connection with (i) the closing of any public offering (other than a QIPO), or with (ii) a Change of Control, the conversion may, at the option of the holder tendering the Series 1 Class B Preferred Shares for conversion, be conditional upon the closing of the sale of securities under such public offering or under such Change of Control, as the case may be, in which event the person entitled to receive the Class A Common Shares issuable upon such conversion shall not be treated as the holder of record of such Class A Common Shares until immediately prior to the closing of such sale of securities under such public offering or under such Change of Control. If fewer than all of the Series 1 Class B Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Series 1 Class B Preferred Shares representing the shares comprised in the original certificate which are not to be converted.

All Series 1 Class B Preferred Shares that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive Class A Common Shares in exchange therefor. Any Series 1 Class B Preferred Shares so converted shall be retired and cancelled.

No fractional Class A Common Shares shall be issued upon conversion of the Series 1 Class B Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay in cash an amount equal to such fraction multiplied by the then effective Conversion Price.

2.6.3                        Automatic Conversion. Each Series 1 Class B Preferred Share shall be converted automatically into a number of fully paid and non-assessable Class A Common Shares at the then applicable Conversion Price (a) immediately prior to the closing of a QIPO; or (b) upon the written consent of a Class B Special Majority.

2.6.4                        Mechanics of Automatic Conversion. Upon the occurrence of an automatic conversion trigger event as set out in Section 2.6.3 all the then outstanding Series 1 Class B Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series 1 Class B Preferred Shares being converted shall be given written notice of the occurrence of an event specified in Section 2.6.3 including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the Class A Common Shares issuable upon such conversion unless certificates evidencing such Series 1 Class B Preferred Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Automatic Conversion Date, all rights with respect to the Series 1 Class B Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Class A Common Shares into which such Series 1 Class B Preferred Shares have been converted. Upon the automatic conversion of the Series 1 Class B Preferred Shares, the holders of such Series 1 Class B Preferred Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Class A Common Shares into which the Series 1 Class B Preferred Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made immediately prior to the effectiveness of the registration statement or prospectus covering such sale of securities in the case of a QIPO or upon the approval of the Class B Special Majority.

2.6.5                     Adjustment to Conversion Price (Anti-Dilution Adjustments).

2.6.5.1                                       No Adjustment in Conversion Price. No adjustment in the number of Class A Common Shares into which the Series 1 Class B Preferred Shares are convertible shall be made, by adjustment to the applicable Conversion Price thereof, unless the Consideration per Share (determined under subsection 2.6.5.5) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Common Shares or unless specifically provided in these articles.

2.6.5.2                                       Issue of Options and Convertible Securities Deemed Issued as Additional Common Shares. If the Corporation at any time or from time to time after the Series 1 Class B Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange or exercise of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue; provided, however, that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined under subsection 2.6.5.5 hereof) of such Additional Common Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, and further provided that in any such case in which Additional Common Shares are deemed to be issued:

2.6.5.2.1                              no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange or exercise of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange or exercise such Convertible Securities, without such right being exercised, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Shares issuable thereunder shall no longer be deemed to be outstanding; and

2.6.5.2.2                              if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment under this subsection 2.6.5.2.2 shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any other issuance of Additional Common Shares between the original adjustment date and such readjustment date.

2.6.5.3                                       Adjustment of Conversion Price Upon Issuance of Additional Common Shares. If the Corporation shall issue Additional Common Shares (including Additional Common Shares deemed to be issued under subsection 2.6.5.2), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price for all Series 1 Class B Preferred Shares shall be reduced, concurrently with such issuance, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be (i) the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (ii) the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional

Common Shares so issued would purchase at such then-existing Conversion Price, and (B) the denominator of which shall be the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Common Shares so issued. For the purposes of the preceding sentence, the number of Common Shares deemed to be outstanding as of a given date shall be the sum of (X) the number of Common Shares outstanding, (Y) the number of Common Shares into which the then outstanding Series 1 Class B Preferred Shares could be converted if fully converted immediately prior to such issuance or transaction and (Z) the number of Common Shares into which the then outstanding Convertible Securities are convertible, exchangeable or exercisable.

2.6.5.4                                       Adjustment for Change of Control. In the event (a) of a Change of Control where (b) each holder of Series 1 Class B Preferred Shares does not or would not, pursuant to the application of Section 2.9 or otherwise, receive from such Change of Control an amount which, or a number of shares the value of which, is at least equal to the amount it would have received under Section 2.7 had the consideration paid for the Change of Control been paid as a Distribution of Assets to the Shareholders, then, unless waived by a Class B Special Majority, the Conversion Price for each of the Series 1 Class B Preferred Shares shall be adjusted so as to ensure that the holders of Series 1 Class B Preferred Shares receive, prior to or contemporaneously with the Change of Control, upon conversion thereof that number of Class A Common Shares which will provide to the holders of Series 1 Class B Preferred Shares participating in the Change of Control, upon the Change of Control, that amount which the holders of the Series 1 Class B Preferred Shares would have received under Section 2.7 if the Change of Control had been a Distribution of Assets. The Corporation shall give each holder of Series 1 Class B Preferred Shares written notice 15 business days prior to the closing of such Change of Control. Such notice shall describe the provisions of this subsection 2.6.5.4.

2.6.5.5                                       Determination of Consideration. For purposes of this subsection 2.6.5, the “Consideration per Share” shall mean the per share consideration received by the Corporation for the issue of any Additional Common Shares and shall be computed as follows:

2.6.5.5.1                              Cash and Property. Such consideration —

(a)                                  insofar as it consists of cash — shall be computed at the aggregate of cash received by the Corporation;

(b)                                 insofar as it consists of property other than cash - shall be computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of the Corporation; and

(c)                                  in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both — shall be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as determined in good faith by the board of directors;

provided, however, that if a Class B Special Majority object to any determination by the board of directors within ten days of receiving notice of such determination, the fair market value will be determined by an independent appraiser mutually agreeable to the board of directors and a Class B Special Majority whose decision is final and binding on all Shareholders.

2.6.5.5.2                              Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued under subsection 2.6.5.2, relating to Options and Convertible Securities, shall be determined by dividing

(x)                                   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange or exercise of such

Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange or exercise of such Convertible Securities, by

(y)                                 the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities.

2.6.5.6                                       Adjustment for Consolidation of Common Shares. Notwithstanding subsection 2.6.5.1 if, at any time after the Series 1 Class B Original Issue Date the number of Class A Common Shares outstanding is decreased by a consolidation of the outstanding Class A Common Shares, then on the date of such combination, the applicable Conversion Price shall be increased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class B Preferred Share shall be decreased in proportion to such decrease in outstanding Class A Common Shares.

2.6.5.7                                       Adjustment for Splits, Other Distributions, Etc. If the Corporation shall at any time after the Series 1 Class B Original Issue Date fix a record date for the subdivision or split-up of Class A Common Shares, then on the date of such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of Class A Common Shares issuable on conversion of each Series 1 Class B Preferred Share shall be increased in proportion to such increase in outstanding shares. In the event the Corporation shall after the Series 1 Class B Original Issue Date declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding dividends) or options or rights not referred to in subsection 2.6.5.2, then, in each such case for the purposes of this subsection 2.6.5.7, but subject to Section 2.5, the holders of Series 1 Class B Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Class A Common Shares of the Corporation into which their Series 1

Class B Preferred Shares are convertible as of the record date fixed for the determination of the holders of Class A Common Shares of the Corporation entitled to receive such distribution.

2.6.5.8                                       Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another company (other than a subdivision or combination provided for elsewhere in this Section 2.6.5) each Series 1 Class B Preferred Share shall thereafter be convertible into the kind and number of shares or other securities or property to which a holder of the number of Class A Common Shares deliverable upon conversion of such Series 1 Class B Preferred Share would have been entitled upon such consolidation, recapitalization or merger; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of the provisions in this Section 2.6.5 set forth with respect to the rights and interest thereafter of the holders of Series 1 Class B Preferred Shares, to the end that the provisions set forth in this Section 2.6.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series 1 Class B Preferred Shares.

2.6.5.9                                       Special Adjustment.  In the event of a QIPO, if the QIPO Price is less than the Series 1 Class B Minimum Return Price, then the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect on the QIPO Trigger Date by a fraction, the numerator of which shall be equal to the QIPO Price and the denominator of which shall be equal to the Series 1 Class B Minimum Return Price. For greater certainty, if this subsection 2.6.5.9 applies, then there shall be no further adjustment of the Conversion Price pursuant to this Section 2.6 in connection with such QIPO.

2.6.5.10                                 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price under this Section 2.6.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 1 Class B Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Class B Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of Class A Common Shares which then would be received upon the conversion of the Series 1 Class B Preferred Shares held by such holder.

2.6.5.11                                 No Impairment. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.6.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series 1 Class B Preferred Shares against impairment. This shall not, however, be interpreted as preventing the Corporation from complying with any decision taken in accordance with the Shareholders Agreement.

(c)                                  Distribution of Assets

2.7                               Liquidation Preference. In the event of a Distribution of Assets, the assets of the Corporation will be distributed as follows (the “Liquidation Preference”) unless waived by a Class B Special Majority:

2.7.1                        for each Series 1 Class B Preferred Share held, the holders of Series 1 Class B Preferred Shares shall be entitled to receive, out of the assets of the Corporation legally available for distribution to the holders of Shares, one of the two following amounts, as shall be elected by Class B Special Majority:

2.7.1.1                                       in priority to any distribution of the assets of the Corporation to the holders of the other classes of shares of the Corporation ranking junior to the Class B Preferred Shares, an amount equal to one point five times (1.5x) the Series 1 Class B Original Issue Price plus any declared but unpaid dividends for such Series 1 Class B Preferred Share, following which payment the holders of Class B Preferred Shares shall not be entitled to share any further in the distribution of the property or assets of the Corporation; or

2.7.1.2                                       (i) in priority to any distribution of the assets of the Corporation to the holders of the other classes of shares of the Corporation ranking junior to the Class B Preferred Shares, an amount equal to one time (1x) the Series 1 Class B Original Issue Price plus any declared but unpaid dividends for such Series 1 Class B Preferred Share and (ii) after payment has been made in full in accordance with Section 2.7.1.2(i), and after payment has been made of the preferential amounts payable to the holders of Class A Preferred Shares and Class D Common Shares pursuant to these articles, any assets remaining available for distribution will be distributed rateably to the holders of Class A Common Shares, Class B Common Shares, Class C Common Shares, Class A Preferred Shares (on an As-Converted Basis) and Class B Preferred Shares (on an As-Converted Basis).

2.7.2                        If all assets of the Corporation shall be insufficient to permit the payment in full to the holders of Class B Preferred Shares of all series of all amounts so distributable to them pursuant to Section 2.7.1.1 or Section 2.7.1.2(i) above (as applicable), then the entire assets of the Corporation available for such distribution shall be distributed rateably among the holders of Class B Preferred Shares of all series in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(d)                                 Sale of Assets

2.8                               Redemption in Cases of Sales of Assets. In the event of an Asset Sale, if a Class B Special Majority is obtained, all the Series 1 Class B Preferred Shares shall be redeemed for a consideration per share (the “Redemption Value”) equal to the amount to which the holders thereof would have been entitled under Section 2.7, in accordance with the provisions of this Section 2.8.

2.8.1                        Demand for Redemption. The demand for the redemption (the “Redemption Notice”) of all the Series 1 Class B Preferred Shares shall be signed by the holders of record of a Class B Special Majority and given to the secretary of the Corporation and all holders of Series 1 Class B Preferred Shares within 60 days of the Asset Sale.

2.8.2                        Mechanism of Redemption. At the latest, on the tenth business day following the date of receipt of the demand for redemption (the “Redemption Date”), the Corporation shall proceed with the redemption of all of the Series 1 Class B Preferred Shares, and the holders thereof shall receive payment of the entire portion of the Redemption Value of the Series 1 Class B Preferred Shares which the Corporation may pay without contravening the provisions of Section 36 of the Act and shall surrender the certificates representing such shares (or, if any registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate).

2.8.3                        Cancellation of the Redeemed Shares. On the Redemption Date all of the Series 1 Class B Preferred Shares shall be deemed to be irrevocably cancelled, and the holders of such Series 1 Class B Preferred Shares shall cease to benefit from the rights attached to such shares, except the right to receive payment of the Redemption Value.

2.8.4                        Balance of the Payment of the Redemption Value. The holders of Series 1 Class B Preferred Shares with respect to which the Redemption Value has not been fully paid on the Redemption Date shall be entitled to be paid the balance of the Redemption Value.

2.8.5                        Notice. If the Corporation does not or cannot pay part or all of the Redemption Value of the Series 1 Class B Preferred Shares, including by reason of the financial tests contained in the Act,

2.8.5.1                                       it shall give notice of the monies available for redemption to the holders of Series 1 Class B Preferred Shares at the latest within the 10 days following the receipt of the Redemption Notice; and

2.8.5.2                                       monies legally available for redemption shall be used to pay the Redemption Value rateably among the holders of Class B Preferred Shares of all series.

(e)                                  Change of Control

2.9                               Liquidation Preference on Change of Control. For greater certainty and without affecting the application of subsection 2.6.5.4 and unless waived by a Class B Special Majority, in the event of a Change of Control, (i) the holders of Series 1 Class B Preferred Shares shall be entitled to receive out of the Available Proceeds, for each Series 1 Class B Preferred Share held, regardless of any other dispositions among the parties, one of the two following amounts, as shall be elected by Class B Special Majority:

2.9.1                        in priority to and in preference to any distribution to the holders of Common Shares and the holders of Class A Preferred Shares (but pari passu with holders of other series of Class B Preferred Shares being entitled to a similar distribution pursuant to these articles), an amount equal to one point five times (1.5x) the Series 1 Class B Original Issue Price plus any declared but unpaid dividends for such Series 1 Class B Preferred Share, following which payment the holders of Class B Preferred Shares shall not be entitled to share any further in the distribution of the property or assets of the Corporation; or

2.9.2                        (i) in priority to and in preference to any distribution to the holders of Common Shares and the holders of Class A Preferred Shares (but pari passu with holders of other series of Class B Preferred Shares being entitled to a similar distribution pursuant to these articles), an amount equal to one time (1x) the Series 1 Class B Original Issue Price plus any declared but unpaid dividends for such Series 1 Class B Preferred Share and (ii) once all amounts payable to the holders of Series 1 Class B Preferred Shares under paragraph (i) of this Section 2.9.2 (and all similar amounts payable to the holders of any other series of Class B Preferred Shares, the holders of Class A Preferred Shares and the holders of Class D Common Shares pursuant to these articles), have been paid, then any remaining Available Proceeds received as part of the Change of Control shall be distributed rateably, on an As-Converted Basis, among the holders of the Common Shares (other than the Class D Common Shares), the Class A Preferred Shares and the Class B Preferred Shares.

2.10                        The Corporation shall adopt the method of distribution that is the most tax efficient for the Class B Preferred Shareholders approved by the Class B Special Majority.

(f)                                    General

2.11                        Notice. In the event:

2.11.1                  that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right;

2.11.2                  that the Corporation subdivides or combines its outstanding Common Shares;

2.11.3                  of any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares or a share dividend or share distribution thereon), or of any consolidation or merger of the Corporation into or with another company, or of the sale of all or substantially all of the assets or the enterprise of the Corporation; or

2.11.4                  of the involuntary or voluntary dissolution, liquidation, or winding-up of the Corporation; or

2.11.5                  of any Distribution of Assets, any Asset Sale or any Change of Control, then the Corporation shall cause to be filed at its registered office and shall cause to be mailed to the holders of Series 1 Class B Preferred Shares at their last addresses as shown on the records of the Corporation, at least 10 days prior to the record date specified in a) below or 30 days before the date specified in b) below, a notice stating:

2.11.5.1                                 the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

2.11.5.2                                 the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, Distribution of Assets, Asset Sale or Change of Control is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up.